UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Cowen Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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[           ], 2016
Dear Fellow Stockholder:
You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Cowen Group, Inc. to be held on June 14, 2016, at 10:00 a.m., Eastern Daylight Time, at 599 Lexington Avenue, 20th Floor, New York, New York 10022. The information regarding matters to be voted upon at the Annual Meeting is set out in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold or whether you plan to attend the meeting in person. I urge you to read the accompanying proxy statement and vote your shares as soon as possible. The proxy card contains instructions on how to cast your vote.
Sincerely,
Peter A. Cohen
Chairman and Chief Executive Officer

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
Notice of 2016 Annual Meeting of Stockholders
Date:
June 14, 2016

Time:
10:00 a.m., Eastern Daylight Time

Place:
599 Lexington Avenue, New York, NY 10022

Purpose:
1.
To elect eight members to the Board of Directors of Cowen Group, Inc., each for a one-year term.

2.
To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Cowen Group, Inc. for the fiscal year ending December 31, 2016.

3.
To conduct an advisory vote to approve the compensation of the named executive officers disclosed in the attached proxy statement (“say-on-pay” vote).

4.
To approve the amendment of the Amended and Restated Certificate of Incorporation of Cowen Group, Inc. to effect a 1-for-4 reverse stock split of our common stock.

5.
To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Record Date:   April 26, 2016 — You are eligible to vote if you were a stockholder of record on this date.
Inspection of List of Stockholders of Record:   A list of the stockholders of record as of April 26, 2016 will be available for inspection during ordinary business hours at our offices, 599 Lexington Avenue, New York, New York 10022, from May 9, 2016 to June 13, 2016, as well as at the Annual Meeting.
By Order of the Board of Directors
Owen S. Littman
Secretary
[           ], 2016
Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting of Stockholders to Be Held on June 14, 2016. The Proxy Statement and Annual Report to security holders are also available at www.cowen.com/annualreports.html.

YOUR VOTE IS IMPORTANT!
Whether or not you plan to attend the meeting, please submit your proxy card or voting instructions promptly so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes. Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

Proxy Statement

i

PROXY STATEMENT
2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 14, 2016
The Board of Directors of Cowen Group, Inc., Cowen Group or the Company, is soliciting proxies for use at the annual meeting of stockholders to be held on June 14, 2016 at 599 Lexington Avenue, 20th Floor, New York, New York, and at any adjournment or postponement of the meeting. This proxy statement and the enclosed proxy card are first being mailed or given to stockholders on or about May 9, 2016.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
What is the purpose of the meeting?
At our annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders. These include the election of directors, the ratification of the selection of our independent registered public accounting firm for 2016, an advisory vote to approve the compensation of our named executive officers and the amendment of the Amended and Restated Certificate of Incorporation of Cowen Group, Inc. to effect a 1-for-4 reverse stock split of our common stock. Also, management will report on matters of current interest to our stockholders and respond to questions from our stockholders.
Who is entitled to vote at the meeting?
The Board has set April 26, 2016 as the record date for the annual meeting. If you were a stockholder of record at the close of business on April 26, 2016, you are entitled to vote at the meeting. As of the record date, 106,188,233 shares of Class A common stock, representing all of our voting stock, were issued and outstanding and, therefore, eligible to vote at the meeting.
What are my voting rights?
Holders of our Class A common stock are entitled to one vote per share. There are currently no shares of our non-voting Class B common stock outstanding. Therefore, a total of 106,188,233 votes are entitled to be cast at the meeting. There is no cumulative voting.
How many shares must be present to hold the meeting?
In accordance with our bylaws, shares equal to a majority of our capital stock issued and outstanding and entitled to vote as of the record date must be present at the annual meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:
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you are present and vote in person at the meeting; or

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you have properly and timely submitted your proxy as described below under “How do I submit my proxy?”

What is a proxy?
A proxy is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Two of our officers, Peter A. Cohen, our Chairman and Chief Executive Officer, and Owen S. Littman, our General Counsel and Secretary, have been designated as proxies for our 2016 annual meeting of stockholders.
What is a proxy statement?
A proxy statement is a document that we are required to give you, in accordance with regulations promulgated by the Securities and Exchange Commission, or the SEC, when we ask you to designate proxies to vote your shares of Cowen Group, Inc. Class A common stock at a meeting of our stockholders.

The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations promulgated by the SEC and rules of the NASDAQ Stock Market.
What is the difference between a stockholder of record and a “street name” holder?
If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other custodian, then the broker, bank, trust or other custodian is considered to be the stockholder of record with respect to those shares, while you are considered to be the beneficial owner of those shares. In the latter case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other custodian how to vote their shares using the method described below under “How do I submit my proxy?”
How do I submit my proxy?
If you are a stockholder of record or if you hold restricted stock, you can submit a proxy to be voted at the meeting in any of the following ways:
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electronically, using the Internet;

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over the telephone by calling a toll-free number; or

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by completing, signing and mailing the enclosed proxy card.

If you hold your shares in street name, you can vote your shares in the manner prescribed by your broker, bank, trust or other custodian. Your broker, bank, trust company or other custodian has enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank, trust company or other custodian how to vote your shares.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials or multiple control numbers for use in submitting your proxy, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card you receive or, if you submit your proxy by Internet or telephone, vote once for each card or control number you receive.
Can I vote my shares in person at the meeting?
If you are a stockholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so your vote will be counted if you later decide not to attend the meeting. If you submit your vote by proxy and later decide to vote in person at the annual meeting, the vote you submit at the meeting will override your proxy vote.
If you are a street name holder, you may vote your shares in person at the meeting only if you obtain and bring to the meeting a signed letter or other form of proxy from your broker, bank, trust or other custodian giving you the right to vote the shares at the meeting.
How does the Board recommend that I vote?
The Board of Directors recommends a vote:
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FOR all of the nominees for director; and

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FOR the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Cowen Group, Inc. for the year ending December 31, 2016;

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FOR the approval (on a non-binding, advisory basis) of the compensation of our named executive officers as disclosed in this proxy statement; and

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FOR the amendment of the Amended and Restated Certificate of Incorporation of Cowen Group, Inc. to effect a 1-for-4 reverse stock split of our common stock.

What if I do not specify how I want my shares voted?
If you are a stockholder of record or a holder of restricted stock and you submit a signed proxy card or submit your proxy by Internet or telephone but do not specify how you want to vote your shares on a particular manner, we will vote your shares:
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FOR all of the nominees for director; and

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FOR the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Cowen Group, Inc. for the year ending December 31, 2016;

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FOR the approval (on a non-binding, advisory basis) of the compensation of our named executive officers as disclosed in this proxy statement; and

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FOR the amendment of the Amended and Restated Certificate of Incorporation of Cowen Group, Inc. to effect a 1-for-4 reverse stock split of our common stock.

Your vote is important. We urge you to vote, or to instruct your broker, bank, trust or other custodian how to vote, on all matters before the annual meeting. If you are a street name holder and fail to instruct the stockholder of record how you want to vote your shares on a particular matter, those shares are considered to be “uninstructed.” New York Stock Exchange rules determine the circumstances under which member brokers of the New York Stock Exchange may exercise discretion to vote “uninstructed” shares held by them on behalf of their clients who are street name holders. These rules generally permit member brokers to exercise voting discretion with respect to uninstructed shares only on certain routine matters, including the ratification of the selection of a company’s independent registered public accounting firm, however, changes in regulation were made to take away the ability of your bank, broker or other record holder to vote your uninstructed shares in the election of directors on a discretionary basis. The rules do not permit member brokers to exercise voting discretion with respect to the election of directors, the advisory vote to approve the compensation of our named executive officers or the approval of the amendment of our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock. Therefore, member brokers may not vote uninstructed shares on the election of directors, the advisory vote to approve the compensation of our named executive officers or the amendment of our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock. An uninstructed share that is not voted by a broker, bank or other custodian is sometimes referred to as a “broker non-vote.” A broker non-vote will not have any effect on the approval or rejection of the proposal. For more information regarding the effect of broker non-votes on the outcome of the vote, see below under “How are votes counted?”
Can I change or revoke my vote after submitting my proxy?
Yes. If you are a record holder or a holder of restricted stock, you may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting, in any of the following ways:
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by submitting a later-dated proxy by Internet or telephone before the deadline stated on the enclosed proxy card;

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by submitting a later-dated proxy to the corporate secretary of the Company, which must be received by us before the time of the annual meeting;

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by sending a written notice of revocation to the corporate secretary of the Company, which must be received by us before the time of the annual meeting; or

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by voting in person at the meeting.

If you are a street name holder, please refer to the voting instructions provided to you by your broker, bank, trust or other custodian.

What vote is required to approve each item of business included in the notice of meeting?
Proposal 1: Election of Directors	The eight nominees for director will be elected by an affirmative vote of a majority of the votes cast by holders of our Class A common stock present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.
Proposal 2: Ratification of the Selection of Our Independent Public Accountant	To be approved by our stockholders, this proposal requires the affirmative vote of a majority of the votes cast by holders of our Class A common stock present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.
Proposal 3: Advisory Vote on Executive Compensation	If the advisory vote on the compensation of our named executive officers included in this proxy statement receives more votes “for” than “against,” then it will be deemed to be approved.
Proposal 4: Approval of an amendment of the Amended and Restated Certificate of Incorporation of Cowen Group, Inc. to effect a 1-for-4 reverse stock split of our Class A common stock	To be approved by our stockholders, this proposal requires the affirmative vote of a majority of Class A common stock entitled to vote on the proposal at the Annual Meeting.
The advisory vote on the compensation of our named executive officers is not binding on the Company, the Board, or the Compensation Committee, but we intend to consider the results of the vote when establishing the compensation of our named executive officers in future years.
How are votes counted?
You may either vote “FOR” or “WITHHOLD” authority to vote for each director nominee. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2016, the advisory vote on the compensation of our named executive officers and the approval of the amendment of the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock. If you properly submit your proxy but withhold authority to vote for one or more director nominees or abstain from voting on the other proposals, your shares will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares present in person or by proxy at the Annual Meeting with respect to a proposal, and, therefore, will have the effect of votes against the proposal. If you do not submit your proxy or voting instructions and also do not vote by ballot at the annual meeting, your shares will not be counted as present at the meeting for the purpose of determining either (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares present in person or by proxy at the Annual Meeting with respect to a proposal unless you hold your shares in street name and the broker, bank, trust or other custodian has discretion to vote your shares and does so. For the avoidance of doubt, broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting but will have no effect on the outcome of the vote for any proposal. For more information regarding discretionary voting, see the information above under “What if I do not specify how I want my shares voted?”
What constitutes a quorum for the meeting?
Under Delaware law and the Company’s by-laws, the presence of a quorum is required to transact business at the Annual Meeting. A quorum is defined as any number of stockholders, together holding at least a majority of the capital stock of the Company issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at the Annual Meeting.

Will my vote be kept confidential?
Yes. We have procedures to ensure that, regardless of whether you vote by Internet, telephone, mail or in person:
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all proxies, ballots and voting tabulations that identify stockholders are kept permanently confidential, except as disclosure may be required by federal or state law or expressly permitted by a stockholder; and

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voting tabulations are performed by an independent third party.

How can I attend the meeting?
All of our stockholders are invited to attend the annual meeting. You may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the meeting. If you hold your shares in street name, you also may be asked to present proof of ownership to be admitted to the meeting. A brokerage statement or letter from your broker, bank, trust or other custodian proving ownership of the shares on April 26, 2016, the record date, are examples of proof of ownership.
To help us plan for the meeting, please let us know whether you expect to attend, by responding affirmatively when prompted during Internet or telephone voting or by marking the attendance box on the proxy card.
What happens of the Annual Meeting is postponed or adjourned?
Your proxy remains valid and may be voted at the postponed or adjourned meeting. You will be able to change or revoke your proxy until it is voted.
Who pays for the cost of proxy preparation and solicitation?
Cowen Group, Inc. pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokers, banks, trusts or other custodians for forwarding proxy materials to street name holders. We have retained Mackenzie Partners Inc. to assist in the solicitation of proxies for the annual meeting for a fee of approximately $30,000, plus reimbursement of out-of-pocket expenses. We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone or facsimile or personally. Our directors, officers and regular employees will receive no additional compensation for their services other than their regular compensation.

ITEM 1 — ELECTION OF DIRECTORS
Peter A. Cohen, Katherine E. Dietze, Steven Kotler, Jerome S. Markowitz, Jack H. Nusbaum, Jeffrey M. Solomon, Douglas A. Rediker and Joseph R. Wright have been nominated for re-election to the Board to serve until our 2017 annual meeting of stockholders or until their successors are elected and qualified. Each of the nominees has agreed to serve as a director if elected. If, for any reason, any nominee becomes unable to serve before the annual meeting occurs, the persons named as proxies may vote your shares for a substitute nominee selected by our Board of Directors.
If all director nominees are elected at our Annual Meeting, the Board will consist of eight directors.
The Board of Directors recommends a vote “FOR” the election of the director nominees. Proxies will be voted “FOR” the election of the nominees unless otherwise specified.
Each nominee to our Board of Directors brings unique capabilities to the Board. The Board believes that the nominees as a group have the experience and skills in areas such as business management, strategic development, corporate governance, leadership development, asset management, investment banking, finance and risk management and other relevant experience required to build a Board that is effective and responsive to the needs of the Company. In addition, the Board believes that each of our directors possesses sound judgment, integrity, high standards of ethics and a commitment to representing the long-term interests of our stockholders.
Set forth below is biographical information for each of the nominees for election as director. All ages are as of April 26, 2016.
Peter A. Cohen.    Age 69. Mr. Cohen serves as Chairman of the Company’s Board of Directors and Chief Executive Officer of Cowen Group and serves as a member of the Management and Operating Committees of Cowen Group since November 2009. Mr. Cohen is a founding principal of the entity that owned the Ramius business prior to the combination of Ramius and Cowen Holdings, Inc., or Cowen Holdings, in November 2009. From November 1992 to May 1994, Mr. Cohen was Vice Chairman and a director of Republic New York Corporation, as well as a member of its Executive Management Committee. Mr. Cohen was also Chairman of Republic’s subsidiary, Republic New York Securities Corporation. Mr. Cohen was Chairman of the Board and Chief Executive Officer of Shearson Lehman Brothers from 1983 to 1990. Over his career, Mr. Cohen has served on a number of corporate, industry and philanthropic boards, including the New York Stock Exchange, The Federal Reserve International Capital Markets Advisory Committee, The Depository Trust Company, The American Express Company, Olivetti SpA, Telecom Italia SpA, Kroll Inc. He also served as a Director for U.S defense contractors, Titan International, GRC Inc. and L-3 Communications. He is presently a Trustee of Mount Sinai Medical Center, Vice Chairman and Lead Director of the Board of Directors of Scientific Games Corporation, a member of the Board of Directors of Tempus Applied Solutions Holdings, Inc. and a director of Safe Auto Insurance. Mr. Cohen provides the Board with extensive experience as a senior leader of large and diverse financial institutions, and, as Chief Executive Officer, he is able to provide in-depth knowledge of the Company’s business and affairs, management’s perspective on those matters and an avenue of communication between the Board and senior management.
Katherine E. Dietze.    Age 58. Ms. Dietze was appointed to our Board in June 2011 upon the completion of Cowen Group’s acquisition of LaBranche & Co., Inc., or LaBranche. Ms. Dietze was a member of LaBranche’s Board of Directors since January 2007. Ms. Dietze spent over 20 years in the financial services industry prior to her retirement in 2005. From 2003 to 2005, Ms. Dietze was Global Chief Operating Officer for the Investment Banking Division of Credit Suisse First Boston. From 1996 to 2003, she was a Managing Director in Credit Suisse First Boston’s Telecommunications Group. Prior to that, Ms. Dietze was a Managing Director and Co-Head of the Telecommunications Group in Salomon Brothers Inc’s Investment Banking Division. Ms. Dietze began her career at Merrill Lynch Money Markets after which she moved to Salomon Brothers Inc to work on money market products and later became a member of the Investment Banking Division. Ms. Dietze is a director, a member of the Governance Committee and Chair of the Finance Committee of Matthews International Corporation (MATW), a designer, manufacturer and marketer of memorialization products and brand solutions. Ms. Dietze is also a member of the Board of Trustees of Liberty Property Trust (LPT), a self-administered and self-managed Maryland real estate investment trust, which provides leasing, property management, development, acquisition, and other tenant-related services for a portfolio of industrial & office properties. At LPT, she serves on the Audit Committee and is Head of the Governance Committee. Ms. Dietze holds a B.A. from Brown University and an M.B.A. from Columbia Graduate School of Business. Ms. Dietze provides the Board with extensive experience in Investment Banking management and corporate governance expertise as a public company director.
Steven Kotler.    Age 69. Mr. Kotler was elected to our Board on June 7, 2010. Mr. Kotler currently serves as Vice Chairman of the private equity firm Gilbert Global Equity Partners, which he joined in 2000. Prior to joining Gilbert Global, Mr. Kotler, for 25 years, was with the investment banking firm of Schroder & Co. and its predecessor firm, Wertheim & Co., where he served in various executive capacities including President & Chief Executive Officer, and Group Managing Director and Global Head of Investment and Merchant Banking. Mr. Kotler is a director of CPM Holdings, an international agricultural process equipment company; Co-Chairman of Birch Grove Capital, an asset management firm; and a Capital Partner of The Archstone Partnerships. Mr. Kotler is a member of the Council on Foreign Relations; and, from 1999-2002, was Council President of The Woodrow Wilson International Center for Scholars. Mr. Kotler has previously served as a Governor of the American Stock Exchange, The New York City Partnership and Chamber of Commerce’s Infrastructure and Housing Task Force, The Board of Trustees of Columbia Preparatory School; and, the Board of Overseers of the California Institute of the Arts. Mr. Kotler also previously served as a director of Cowen Holdings from September 2006 until June 2007. Mr. Kotler provides the Board with extensive experience in leading an international financial institution and expertise in private equity.
Jerome S. Markowitz.    Age 76. Mr. Markowitz is our Lead Independent Director and has served as a member of our Board since November 2009. Mr. Markowitz was a Senior Partner at Conifer Securities LLC, a boutique servicing the operational needs of investment managers, from 2006 through May 2011. From 1998 to 2006, Mr. Markowitz was actively involved in managing a private investment portfolio. Prior to 1998, Mr. Markowitz was Managing Director and a member of the executive committee at Montgomery Securities and was responsible for starting their private client, high yield, equity derivatives and prime brokerage divisions. Prior to joining Montgomery, Mr. Markowitz was a Managing Director of L.F. Rothschild’s Institutional Equity Department. Mr. Markowitz is a director and serves on the investment committee of Market Axess Inc., and also formerly served on the advisory board of Thomas Weisel Partners Group, Inc. Mr. Markowitz provides the Board with extensive experience in asset management and investment banking, as well as experience as a public company director.
Jack H. Nusbaum.    Age 75. Mr. Nusbaum has served as a member of our Board since November 2009. Mr. Nusbaum is a Senior Partner of the New York law firm of Willkie Farr & Gallagher LLP. Mr. Nusbaum served as the firm’s Chairman from 1987 through 2009 and has been a partner in that firm for more than forty years. Willkie Farr & Gallagher LLP is outside counsel to Cowen Group. Mr. Nusbaum is also a director of W. R. Berkley Corporation. Mr. Nusbaum provides the Board with experience as senior management of an international law firm and provides extensive legal and corporate governance expertise.
Douglas A. Rediker.    Age 56. Mr. Rediker was appointed to our Board in April 2015. Mr. Rediker is the Executive Chairman of International Capital Strategies, LLC, a policy and markets advisory boutique based in Washington, D.C. Until 2012, he was a member of the Executive Board of the International Monetary Fund representing the United States. He has held senior and visiting fellowships at both the Peterson Institute for International Economics and at the New America Foundation. He has written extensively and testified before Congress on the subject of state capitalism, global finance, Sovereign Wealth Funds and other issues surrounding the relationship between international economic policy, financial markets, global capital flows and foreign policy. Mr. Rediker previously served as a senior investment banker and private equity investor for a number of investment banks, including Salomon Brothers, Merrill Lynch and Lehman Brothers. Mr. Rediker began his career as an attorney with Skadden Arps in New York and Washington, D.C. Mr. Rediker’s experience on global macro issues provides the Board with expertise relating to capital markets, the economy and global governance.
Jeffrey M. Solomon.    Age 50. Jeffrey Solomon is President of the Company and Chief Executive Officer of Cowen and Company, LLC (“Cowen and Company”), and was appointed a director of Cowen Group in December 2011. Mr. Solomon serves as a member of the Management and Operating

Committees of Cowen Group. Mr. Solomon is responsible for overseeing all of Cowen and Company’s businesses, including Investment Banking, Capital Markets, Sales & Trading and Research. Previously, Mr. Solomon served as Cowen Group’s Chief Operating Officer and Head of Investment Banking at Cowen and Company. Mr. Solomon joined Ramius, Cowen Group’s investment management division, when it was founded in 1994 and was responsible for the development, management and oversight of a number of the investment strategies employed by Ramius. From 1991 to 1994, Mr. Solomon was at Republic New York Securities Corporation, the brokerage affiliate of Republic National Bank, now part of the HSBC Group, where he was the firm’s Chief Administrative Officer. Prior to Republic, Mr. Solomon was in the Mergers and Acquisitions Group at Shearson Lehman Brothers. Currently, Mr. Solomon is a Director of NuGo Nutrition, the manufacturer of NuGo Nutrition Bars. Mr. Solomon is also co-chair of the Equity Capital Formation Task Force, a group comprised of individuals from across the country’s startup and small-capitalization company ecosystems advocating for market structure reform to encourage job creation and growth, and a member of the Committee on Capital Markets Regulation, an independent and non-partisan 501(c)(3) research organization dedicated to enhancing the competitiveness of the U.S. capital markets and ensuring the stability of the U.S. financial system. Mr. Solomon graduated from the University of Pennsylvania in 1988 with a B.A. in Economics. Mr. Solomon provides the board with institutional knowledge of all aspects of the Company’s businesses.
Joseph R. Wright.    Age 77. Mr. Wright has served as a member of our Board since November 2009. Mr. Wright serves as Chairman of the Board of Tempus Applied Solutions Holdings, Inc., Senior Advisor to The Chart Group and The Comvest Group and is Chairman of the Investment Committee of the ClearSky Fund. Prior to this, Mr. Wright was Chairman of Intelsat, CEO of PanAmSat, Chairman of GRC International, Executive Chairman of MTN Satellite Communications and CEO of Scientific Games Corporation — all who provided communication and other services to governments and private sectors around the world. He was also Co-chairman of Baker & Taylor Holdings and EVP/Vice Chairman of W.R. Grace & Company and Senior Advisor of Providence Equity LLC. In the 1980’s, he served in the U.S. Government under President Reagan as Director and Deputy Director of the Federal Office of Management and Budget, was a member of the President’s Cabinet and was Deputy Secretary of Commerce. He received the Distinguished Citizens Award from President Reagan and was appointed to the President’s Export Council by President George H.W. Bush as Chairman of the Export Control Sub-Committee; then to the President’s Commission on the U.S. Postal Service Reform and the National Security Telecommunications Advisory Committee (NSTAC) by President George W. Bush and currently serves on President Obama and Secretary Carter’s Defense Business Board. Mr. Wright has active “Top Secret” and “SCI” clearances with the U.S. Government. Mr. Wright is currently on the Boards of Priority Holdings and EBIX and is a member of the Council of Chief Executives, Council on Foreign Relations, Economic Club of New York, Committee for a Responsible Federal Budget and others. Prior to the 1980’s, Mr. Wright was President of several credit card subsidiaries of Citibank, was Vice-President/Partner of Booz, Allen and Hamilton and held several senior economic and management posts in the Federal Departments of Commerce and Agriculture. As well as those companies mentioned above, he has also served on other public/private Boards of Directors such as Travelers, Harcourt Brace Janovich, Kroll, Titan, Federal Signal, EDMC, Hampton University and others. Mr. Wright provides the Board with significant senior management expertise as well as experience as a director of a public company. He also provides the Board with significant experience in public affairs.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our Board of Directors believes that good corporate governance is important to ensure that Cowen Group, Inc. is managed for the long-term benefit of its stockholders. This section describes key corporate governance guidelines and practices that our Board has adopted. Complete copies of our Corporate Governance Guidelines, the charters of our Audit, Compensation, Nominating and Corporate Governance Committees and our Code of Ethics and Business Conduct are available on the investor relations section of our website, www.cowen.com. Alternatively, you can request a copy of these documents by writing to Cowen Group, Inc., Attn: Corporate Secretary, 599 Lexington Avenue, New York, NY, 10022.

Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of the Company and our stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:
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the Board’s goal is to oversee and direct management in building long-term value for the Company’s stockholders;

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a majority of the members of the Board shall be independent directors;

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the independent directors shall meet regularly in executive session;

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directors have access to management and, as appropriate, to the Company’s outside advisors;

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our Chief Financial Officer, our Chief Operating Officer and our General Counsel attend all scheduled Board meetings as do the heads of the Company’s business segments, which is critical to the Company’s succession planning;

•
the Board regularly reviews with management the Company’s financial performance, strategy and business plans;

•
both our directors and our executive officers are required to own a minimum amount of Company common stock;

•
new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•
at least annually, the Board and its committees conduct a self-evaluation to determine whether it and they are functioning effectively.

Director Independence
Our Corporate Governance Guidelines require that a majority of the Board be composed of directors who meet the independence criteria establish by NASDAQ Stock Market, Inc. Marketplace Rules. Under applicable NASDAQ Stock Market rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making its determination, the Board considers all relevant facts and circumstances, both with respect to the director and with respect to any persons or organizations with which the director has an affiliation, including immediate family members.
Our Board has determined that none of Ms. Dietze, nor Messrs. Kotler, Markowitz, Nusbaum, Rediker or Wright currently has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.
Messrs. Cohen and Solomon cannot be considered independent directors under NASDAQ Stock Market rules because Mr. Cohen is employed as our Chief Executive Officer and Mr. Solomon is employed as our President and as Chief Executive Officer of Cowen and Company, our broker-dealer subsidiary. Therefore, the Board of Directors has determined that six of our eight director nominees are independent.
Board Leadership Structure
Mr. Cohen serves in the combined roles of Chairman and Chief Executive Officer. We believe that Mr. Cohen’s combined service as Chairman and Chief Executive Officer provides the Company with (i) a unified strategic and operating focus, (ii) the benefit of clarity in the management structure of the organization, and (iii) consistency of communications to stockholders, customers, regulators and other constituencies. This structure also best assures that the leader of the organization is closely connected with both the Company’s senior level managers and the Board and is therefore better able to appreciate and balance the perspectives of both groups. To establish a liaison between the non-management directors and the Chairman and Chief Executive Officer and thus facilitate effective communication between them, as well as to facilitate the deliberations of the non-management directors in executive session, the Board also appoints a lead director who is independent. This position is currently held by Mr. Markowitz. As lead director, Mr. Markowitz:
•
presides over all meetings of the Board at which the Chairman is not present;

•
reviews Board meeting schedules and agendas to ensure that appropriate matters are covered and that there is sufficient time for discussion of all agenda items;

•
presides at executive sessions of the Board; and

•
serves as a liaison between the Chairman and the independent directors.

Director Stock Ownership Guidelines
The Company adopted stock ownership guidelines in 2013 that require directors to hold Company stock or restricted stock units that have a value equal to at least three times the amount of annual fees paid to non-employee directors within the later of the adoption of the policy or five years of being appointed to the Board. All of our directors are in compliance with these ownership guidelines. Mr. Rediker, who was appointed to the Board in 2015 has four years to comply with the ownership guidelines.
The Board’s Role in Risk Oversight
It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to the Company. The Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company and reviews the Company’s enterprise risk management. Our Board’s oversight of our risk management processes is effected primarily through our Audit Committee. Our Audit Committee periodically meets with senior executives responsible for risk oversight to review and discuss the material risks facing the Company, including operational, market, credit, liquidity, legal and regulatory risks, and to assess whether management has reasonable controls in place to address these risks. The Audit Committee is also responsible for ensuring that management has established processes and an enterprise risk management framework and governance structures designed to identify, bring to the Board’s and/or the Audit Committee’s attention, and appropriately manage, monitor, control and report exposures to the major risks affecting Cowen Group. In addition to the Audit Committee, the Compensation Committee separately reviews and discusses with management whether our compensation arrangements are consistent with effective controls and sound risk management. The Board evaluates the Company’s risk profile on a quarterly basis.
Board Meetings and Attendance
Our Board met eight times from January 1, 2015 through December 31, 2015. Each director attended at least 85% of the aggregate number of Board meetings and the number of meetings held by all committees on which he or she then served.
Director Attendance at Annual Meeting of Stockholders
Our Corporate Governance Guidelines provide that directors are invited and encouraged to attend the annual meeting of stockholders. Two of our Directors attended the 2015 Annual Meeting of Stockholders.
Committees of the Board
Our Board has established three standing committees — Audit, Compensation, and Nominating and Corporate Governance — each of which operates under a charter that has been approved by our Board. Current copies of each committee’s charter are posted on the investor relations section of our website, www.cowen.com. Alternatively, you can request a copy of these documents by writing to Cowen Group, Inc., Attn: Corporate Secretary, 599 Lexington Avenue, New York, NY, 10022.

Audit Committee
The Audit Committee’s responsibilities include:
•
being directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•
reviewing the performance of the independent registered public accounting firm and making the decision to replace or terminate the independent registered public accounting firm or the lead partner;

•
evaluating the independence of the registered public accounting firm;

•
reviewing and discussing with management and the independent registered public accounting firm and the head of the Company’s internal audit department all critical accounting policies and practices;

•
reviewing the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures;

•
discussing our risk management policies;

•
reviewing and discussing with the independent registered public accounting firm the results of the year-end audit of the Company;

•
establishing and implementing policies and procedures for the Audit Committee’s review and approval or disapproval of proposed related party transactions; and

•
preparing the audit committee report required by SEC rules, which is included on page 43 of this proxy statement.

The current members of our Audit Committee are Ms. Dietze (Chairperson) and Messrs. Kotler and Wright. The Board has determined that Mr. Wright is an “audit committee financial expert” as defined by applicable SEC rules. Our Audit Committee met four times from January 1, 2015 through December 31, 2015.
Compensation Committee
The Compensation Committee’s responsibilities include:
•
annually reviewing the goals and objectives of the Company’s executive compensation plans;

•
annually reviewing the Company’s executive compensation plans in light of the Company’s goals and objectives;

•
annually evaluating the Chief Executive Officer’s and other executive officers’ performance and determining and approving the Chief Executive Officer’s and other executive officers’ compensation level based on such evaluation;

•
overseeing and administering our equity and incentive compensation plans, with the oversight of the full Board of Directors;

•
annually reviewing the compensation process of the Company’s equity research personnel to ensure compliance with applicable laws, rules and regulations;

•
reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 17 of this proxy statement; and

•
preparing the compensation committee report required by SEC rules, which begins on page 31 of this proxy statement.

The processes and procedures followed by our Compensation Committee in considering and determining executive compensation are described below in the “Compensation Discussion and Analysis” section beginning on page 17.

The current members of our Compensation Committee are Mr. Markowitz (Chair), Ms. Dietze and Mr. Kotler.
Our Compensation Committee met three times from January 1, 2015 through December 31, 2015.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee’s responsibilities include:
•
assisting in identifying, recruiting and interviewing director candidates, including persons suggested by stockholders;

•
reviewing the background and qualifications of individuals being considered as director candidates;

•
recommending to the Board the director nominees for election;

•
annually reviewing with the Board the composition of the Board as a whole;

•
recommending to the Board the size and composition of each standing committee of the Board;

•
annually reviewing committee assignments and the policy with respect to the rotation of committee memberships and/or chairpersonships;

•
making recommendations on the frequency and structure of Board meetings;

•
monitoring the functioning of the committees of the Board;

•
approving annual Board compensation;

•
annually reviewing the Corporate Governance Guidelines and recommending any changes to the Board; and

•
overseeing the self-evaluation of the Board as a whole and the self-evaluation of each Board committee.

The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process” on page 13 of this proxy statement.
The current members of our Nominating and Corporate Governance Committee are Mr. Kotler (Chair), Ms. Dietze and Mr. Rediker. Our Nominating and Corporate Governance Committee met two times from January 1, 2015 through December 31, 2015.
Our Board has determined that all of the members of the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent as defined under the rules of the NASDAQ Stock Market, and the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, or the Exchange Act, as applicable.
Executive and Director Compensation Processes
For a discussion of our process relating to executive officer compensation, please see “Compensation Discussion and Analysis” included elsewhere in this proxy statement.
The Nominating and Corporate Governance Committee is responsible for periodically reviewing the level and form of compensation of our non-employee directors, including how such compensation compares to director compensation of companies of comparable size, industry and complexity, and for making recommendations to the Board with respect to such compensation. For a description of the annual compensation paid to each non-employee director, please see “Compensation Program for Non-Employee Directors” below.
The Board has delegated to a New Hire Retention Award Committee limited authority to grant equity awards under our existing equity compensation plans. Mr. Cohen is the sole member of the New Hire Retention Award Committee. The New Hire Retention Award Committee may only grant equity awards in connection with the hiring of new employees, the retention of existing employees and in connection with significant promotions. The New Hire Retention Award Committee may not grant or modify awards to named executive officers or certain other senior employees. Subject to aggregate and individual share limitations established by the Board, the New Hire Retention Award Committee has the authority to determine the recipient of the award as well as the type and amount of the award.
Director Nomination Process
The process to be followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board.
In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee will apply the criteria set forth in the Nominating and Corporate Governance Committee’s charter and in our Corporate Governance Guidelines. These criteria include the candidate’s experience, skills, expertise, diversity, integrity, character, business judgment, time availability, dedication, age, conflicts of interest, reputation for honesty and ethical conduct, material relationships with the Company and independence from management and the Company. The Nominating and Corporate Governance Committee will not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board believes that the backgrounds and qualifications of its Directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities. Our Corporate Governance Guidelines require that if there is a significant change in a Director’s primary job responsibilities, that director must notify the Board of Directors and the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may recommend to the Board that the director tender his or her resignation. In addition, our Corporate Governance Guidelines require that any director attaining the age of 80 must annually tender his or her proposed retirement from the Board, and the Nominating and Corporate Governance Committee shall recommend to the Board whether it should accept such proposed retirement or request that the director continue to serve on the Board.
Stockholders may recommend individuals to our Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting to the Nominating and Corporate Governance Committee the proposed director’s name, age, business address, principal occupation and principal qualifications. The stockholder making the recommendation must include a statement as to the amount of shares beneficially owned by the stockholder and a statement as to whether the proposed director has consented to serve as a director if elected. Stockholders should send all notices to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Cowen Group, Inc., 599 Lexington Avenue, New York, NY, 10022. Stockholders may make recommendations at any time, but recommendations for consideration as nominees at the next annual meeting of stockholders must be received not less than 120 days before the first anniversary of the date that the proxy statement was first mailed to stockholders in connection with the previous year’s annual meeting. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following the same process, and applying the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company’s proxy card for the next annual meeting.
Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth under “Procedures for Nominating Director Candidates.”
Procedures for Nominating Director Candidates
Stockholders may directly nominate a person for election to our Board by complying with the procedures set forth in Article III, Section 3 of our bylaws, and with the rules and regulations of the SEC. Under our bylaws, only persons nominated in accordance with the procedures set forth in the bylaws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a stockholder at the time you give the Board notice of your nomination, and you must be entitled to vote for the election of directors at the meeting at which your nominee will be considered. In accordance with our bylaws, director nominations generally must be made pursuant to notice to our Corporate Secretary delivered to or mailed and received at our principal executive offices at 599 Lexington Avenue, New York, NY, 10022, not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the prior year’s annual meeting of stockholders. Your notice must set forth (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class or series and number of shares of capital stock of Cowen Group, Inc. owned beneficially or of record by the nominee, and (iv) all other information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
Procedures for Contacting the Board of Directors
Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Board of Directors, with the assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the General Counsel considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.
Stockholders who wish to send communications on any topic to our Board should address such communications to Board of Directors, c/o Corporate Secretary, Cowen Group, Inc., 599 Lexington Avenue, New York, NY, 10022.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, www.cowen.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ Stock Market listing standards concerning any amendments to, or waivers from, any provision of the code. You may also request a copy of the code by writing to Cowen Group, Inc., Attn: Corporate Secretary, 599 Lexington Avenue, New York, NY 10022.
Director Compensation
The following table sets forth compensation information for our non-employee directors for the year ended December 31, 2015.
Director Compensation Table
Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total
Katherine E. Dietze	87,500	87,500	175,000
Steven Kotler	77,500	77,500	155,000
Jerome S. Markowitz(2)	—	205,000	205,000
Jack H. Nusbaum(2)	—	150,000	150,000
Douglas A. Rediker(3)	93,750	93,750	187,500
Joseph R. Wright(2)	—	150,000	150,000

(1)
Represents the aggregate grant date fair value calculated in accordance with generally accepted accounting principles, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to awards made, refer to the Company’s Share-Based Compensation and Employee Ownership Plans Note it its financial statements included in its Form 10-K for 2015, as filed with the SEC. As of December 31, 2015, all outstanding stock awards held by our directors were fully vested.
(2)
In 2015, Messrs. Markowitz, Nusbaum and Wright elected to receive 100% of their director compensation in restricted stock units (“RSUs”). Please see “Narrative Disclosure Relating to Director Compensation Table” below for additional information regarding non-employee director compensation in 2015.

(3)
Mr. Rediker was appointed to the Board in April 2015.

Narrative Disclosure Relating to Director Compensation Table
In 2015, each of our directors received annual compensation of  $150,000. Our lead director, Mr. Markowitz, received additional compensation of  $50,000. The Chair of each of the Compensation Committee, Mr. Markowitz, and the Nominating and Corporate Governance Committee, Mr. Kotler, received additional compensation of  $5,000 per annum and the Chair of the Audit Committee, Ms. Dietze, received additional compensation of  $25,000 per annum. For 2015, a minimum of 50% of director’s compensation was paid in the form of restricted stock units (“RSUs”). In addition, each director was entitled to elect to receive any amount in excess of 50% of 2015 compensation in the form of RSUs. The RSUs were valued using the volume-weighted average price for the quarter ended March 31, 2016. RSUs are vested and not subject to forfeiture; however, except in the event of death, the underlying shares of Cowen Group, Inc. Class A common stock will not be delivered to the holder for at least one year from the date of grant. These equity awards are intended to further align the interests of our directors with those of our stockholders. Directors who also are employed as executive officers of the Company receive no additional director compensation.
The Company’s stock ownership guidelines require each non-employee director to hold Company stock or RSUs that have a value equal to at least three times the amount of annual fees they receive (excluding committee chair fees) within five years of being appointed to the Board. All of our non-employee directors are in compliance with the Company’s stock ownership guidelines. Mr. Rediker, who was appointed to the Board in 2015 has four years to comply with the ownership guidelines.
EXECUTIVE OFFICERS OF THE COMPANY
Biographies of the current executive officers of the Company are set forth below, excluding Messrs. Cohen’s and Solomon’s biographies, which are included under “Directors of the Company” above. Each executive officer serves at the discretion of the Board of Directors.
John Holmes.    Age 52. Mr. Holmes serves as Chief Operating Officer and serves as a member of the Management and Operating Committees of Cowen Group. Mr. Holmes previously served as the Company’s Chief Administrative Officer and was appointed an executive officer in May 2013. Mr. Holmes was the Head of Technology and Operations at Cowen Group following the merger between Cowen and Company and Ramius. Mr. Holmes joined Ramius in June 2006 as Global Head of Operations. Prior to joining Ramius, Mr. Holmes was Global Head of the Equity Product Team at Bank of America Securities. Mr. Holmes has also held senior operations management positions at Deutsche Bank, Credit Lyonnais and Kidder Peabody. His experience includes treasury, foreign exchange, equity, fixed income & derivative operations. Mr. Holmes is NASD licensed as a General Securities Representative, General Securities Principal and a Financial & Operations Principal.
Stephen A. Lasota.    Age 53. Mr. Lasota serves as Chief Financial Officer of Cowen Group and serves as a member of the Management and Operating Committees of Cowen Group. Mr. Lasota was appointed Chief Financial Officer in November 2009. Prior to the consummation of the business combination of Cowen Holdings and Ramius in November 2009, Mr. Lasota was the Chief Financial Officer of Ramius LLC and a Managing Director of the Company. Mr. Lasota began working at Ramius in November 2004 as the Director of Tax and was appointed Chief Financial Officer in May 2007. Prior to joining Ramius, Mr. Lasota was a Senior Manager at PricewaterhouseCoopers LLP. Mr. Lasota has been working in the accounting industry for over twenty years.

Owen S. Littman.    Age 43. Mr. Littman serves as General Counsel and Secretary of Cowen Group and serves as a member of the Management and Operating Committees of Cowen Group. Mr. Littman was appointed General Counsel and Secretary in July 2010. Following the consummation of the business combination of Cowen Holdings and Ramius in November 2009, Mr. Littman was appointed Deputy General Counsel, Assistant Secretary and Managing Director of Cowen Group and General Counsel and Secretary of Ramius LLC. Mr. Littman began working at Ramius in October 2005 as its senior transactional attorney and was appointed General Counsel in February 2009. Prior to joining Ramius, Mr. Littman was an associate in the Business and Finance Department of Morgan, Lewis & Bockius LLP.
Michael Singer.    Age 50. Mr. Singer is the Chief Executive Officer and President of Ramius, a position he has held since joining the Company in December 2012 and serves as a member of the Management and Operating Committees of Cowen Group. Mr. Singer was appointed an executive officer of the Company in May 2013. Prior to joining Ramius, Michael Singer served as Co-President of Ivy Asset Management, a Fund of Hedge Funds business with over $14 billion in assets. At Ivy, Mr. Singer established the firm’s strategic plan and ran the day to day activities. Mr. Singer began his career at Weiss, Peck & Greer where he spent nine years and served as Senior Managing Director and Executive Committee Member overseeing day to day operations, new product development, client relationship management, hedge fund sales and risk functions.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Our “named executive officers” for 2015 consist of the following individuals:
•
Peter A. Cohen, who serves as our Chairman and Chief Executive Officer;

•
Jeffrey M. Solomon, who serves as our President and Chief Executive Officer of Cowen and Company, the Company’s broker-dealer subsidiary that is engaged in investment banking, sales and trading and equity research;

•
Stephen A. Lasota, who serves as our Chief Financial Officer;

•
John Holmes, who serves as our Chief Operating Officer; and

•
Owen S. Littman, who serves as our General Counsel and Secretary.

Executive Summary
In 2015, the Company achieved positive full-year economic income results despite a challenging market environment in the second half of 2015. The Company increased its book value per share and increased its capital base through the completion of a preferred stock financing. The Company’s brokerage revenues increased modestly in a challenging market environment and assets under management continued to increase. The following improvements in operating performance during 2015 (which are presented on an economic income basis) were considered important factors by the Compensation Committee when evaluating executive compensation:
•
Record revenue in 2015 was driven by strength in the investment banking and brokerage businesses and a solid return on invested capital.

•
Total revenue of  $529.7 million, up 6% compared to the same period in 2014.

•
As of January 1, 2016, assets under management (AUM) were $13.3 billion, an $836.0 million increase from a year ago.

•
Book value per share increased to $6.52 as of December 31, 2015, up from $6.07 as of December 31, 2014.

•
Tangible book value per share was $5.73 as of December 31, 2015, up from $5.68 as of December 31, 2014.

•
In 2015, the Company repurchased 9.4 million shares for $48.7 million at an average price of  $5.20 per share under the Company’s existing share repurchase program, which was significantly below the Company’s $6.52 book value per share.

•
The Company completed the acquisition of Concept Capital Partners in September 2015 and the acquisition of Conifer Securities in October 2015 as the Company established a prime brokerage business. The Company also completed the acquisition of a Luxembourg-based captive reinsurance company in December 2015.

Please refer to the Company’s Segment Reporting Note in its financial statements included in its Form 10-K for 2015, as filed with the SEC, for reconciliations of the non-GAAP financial measures above to their most directly comparable GAAP measures.
Named Executive Officer Compensation Highlights.
•
No salary increases were awarded to any of our named executive officers in 2015.

•
The Compensation Committee managed named executive officer compensation within the aggregate compensation to revenue ratio of 60% established for the Company as a whole given the performance of the Company during fiscal 2015.

•
After determining aggregate annual bonuses payable to each of our named executive officers in respect of fiscal 2015, the Compensation Committee then determined that our named executive officers would receive approximately 50% to 30% of the award in deferred cash and equity.

•
Deferred cash and RSUs are subject to multi-year vesting, with installments vesting 25% on March 10, 2017, 25% on March 10, 2018, 25% on March 10, 2019 and 25% on March 10, 2020.

Stockholder Engagement and Say-on-Pay Response
Stockholder Outreach
As a follow up to our prior stockholder outreach efforts in late 2014 and early 2015, and in an effort to continue to better understand our investors’ perspective and thoughts regarding our executive compensation program, a team of our senior management, including our Chief Financial Officer and General Counsel, engaged in a stockholder outreach initiative in early 2016. As part of our 2016 outreach, we contacted 15 stockholders, including some of our largest stockholders as well as a large state pension plan who we believe collectively hold in excess of 57% of our outstanding Class A common stock, which represents approximately 66.3% of our outside stockholder base. Our outreach initiative gave us the chance to highlight the Company’s positive performance in 2015 despite a challenging environment in the second half of the year and to continue to make clear our commitment to the alignment of pay and performance.
We discussed changes to our compensation practices that we made in 2014 and additional changes we were making with respect to compensation in 2015. In early 2015 some of our stockholders raised concerns over the evergreen nature of our 2010 Equity and Incentive Plan (the “2010 Plan”). In addition, some of our stockholders expressed the view that a portion of executive compensation should be performance-based. Except as described above, our stockholders have expressed support for our compensation philosophy and the components of our compensation, including the fact that our compensation consists of a significant portion of stock-based compensation and significant vesting periods for our stock-based compensation. None of our stockholders have voiced to us any concern about the absolute amounts of compensation awarded to any of our named executive officers or the manner in which compensation is allocated.

Changes in Compensation Practices
Since our 2014 annual meeting, the Compensation Committee has introduced the following changes to our executive compensation program, partially in response to feedback received from our stockholders:
What We Heard from Stockholders	Actions Taken by the Compensation Committee
• Concerns over the evergreen nature of the 2010 Plan.
•
After careful review, decided to retain the evergreen provision of the 2010 Plan to support incentive and retention needs for the business

•
Continued to carefully monitor the impact of the 2010 Plan to help ensure judicious use of equity consistent with our compensation philosophy.

• A portion of executive compensation should be performance-based.
•
Eliminated minimum bonus guarantees for all named executive officers.

•
Approved the issuance of Performance Share Awards, or PSAs, to our named executive officers with prospective three-year AROE and relative TSR performance requirements, as described in more detail below on page 24.

• No concern about the absolute amounts of compensation awarded to any of our named executive officers or the manner in which compensation is allocated.
•
Continued to deliver compensation consistent with our compensation philosophy, the Compensation Committee’s evaluation of Company and individual performance and industry norms.

•
Continued to deliver a significant portion of stock-based compensation subject to long-term vesting periods.

• Support for our compensation governance practices
•
Adopted stock ownership and retention guidelines for executive officers.

•
Implemented a clawback policy for executive officers with respect to deferred bonus awards.

•
Adopted an annual (rather than triennial) say-on-pay vote.

Key Features of Our Executive Compensation Program
What We Do

•
We pay for performance through a careful year-end review of financial results and individual performance

•
We consider peer groups in establishing compensation

•
Meaningful annual equity awards are granted in lieu of — not in addition to — annual cash incentives

•
We use performance based awards as a component of executive officer compensation

•
We have implemented stock ownership guidelines for our directors and executive officers.

•
We have double-trigger equity vesting in the event of a change in control

•
We require our executive officers to comply with reasonable restrictive covenants

•
We subject our deferred bonus awards to executive officers to a clawback policy

•
We seek to maintain a conservative compensation risk profile

•
The Compensation Committee retains an independent compensation consultant

•
We have an anti-hedging policy, and during 2015, all executive officers were in compliance with this policy

What We Don’t Do

•
We do not pay dividend equivalents on unvested restricted stock units

•
We do not pay tax gross-ups on our limited perquisites

•
We do not provide “single-trigger” equity vesting in the event of a change in control

•
We do not provide golden parachute excise tax gross-ups

•
We do not provide minimum guaranteed bonuses to our executive officers

Compensation Philosophy and Objectives
Our compensation programs are designed to achieve three objectives:
•
Pay for Performance.   A significant portion of the total compensation paid to each named executive officer is variable. The amount of compensation paid is determined based on: (i) the performance of the Company on an absolute basis through a comparison of our results to competitor firms; (ii) an evaluation of each named executive officer’s contribution to the Company; and (iii) his performance against individualized qualitative goals.

•
We do not use a formula to evaluate year-end results.   Given the volatility and constantly changing dynamics of the markets, we believe that it makes more sense for our business to determine compensation after year-end by making a careful evaluation of the business rather than establishing formulaic pre-set goals at the start of the year. An after-the-fact review of performance allows the Company and Committee to consider the quality of earnings, the combination of absolute and relative performance, organic versus non-organic sources of revenues and profits, and collaboration between our various lines of business. A pre-set formula would not allow us to fully evaluate performance and might result in negative unintended consequences for the business and the stockholders. We believe this discretionary approach to compensation is consistent with common market practice in the financial services sector for these same reasons. Further, although the size of the incentive compensation award is based on current fiscal year results, a portion of it is delivered in the form of restricted stock units linked to longer-term stock performance.
•
Align Executive Officers’ Interests with Stockholders’ Interests.   Our Compensation Committee reviews each executive officer’s performance as well as the Company’s financial results in the context of the market environment when determining year-end performance-related compensation. Our Compensation Committee believes year-end performance-related compensation should be delivered in a combination of short-term and long-term instruments. We believe that deferred cash, equity and equity-related instruments align the interests of our executive officers with those of our stockholders and ensure that our employees are focused on the long-term performance of the Company. In connection with fiscal 2015 bonus payments, Messrs. Cohen, Lasota, Holmes, Littman and Solomon received a portion of their bonus in cash, a portion in deferred equity, and a portion in deferred cash, in each case subject to service-based vesting requirements. The Compensation Committee believes that the payment of a significant portion of an employee’s compensation in the form of equity and deferred cash properly aligns the employee’s interests with those of the Company’s stockholders and effectively mitigates any risks associated with the Company’s compensation practices. In 2015, approximately 63% of our Chief Executive Officer’s compensation in respect of 2015, approximately 61% of our President’s compensation in respect of 2015 and approximately 55% of our Chief Financial Officer’s, Chief Operating Officer’s and General Counsel’s compensation in respect of 2015 was paid in deferred cash and equity, including PSAs.

•
Recruiting and Retention.   We operate in an intensely competitive industry, and we believe that our success is closely related to our recruiting and retention of highly talented employees and a strong management team. We try to keep our compensation program comparable to industry practices so that we can continue to recruit and retain talented executive officers and employees.

Setting Compensation
The Compensation Committee is responsible for approving the compensation paid to our named executive officers as well as certain other highly compensated employees. In making compensation determinations, the Compensation Committee reviews information presented to them by the Company’s management, compensation peer group information and the recommendations of a compensation consultant engaged by the Compensation Committee. The Compensation Committee also reviews our compensation-to-revenue ratio on a quarterly basis and may adjust the targeted compensation-to-revenue ratio in order to maintain the Company’s compensation philosophy of aligning the interests of our executive officers and our stockholders.
Involvement of Executive Officers
Our Chief Executive Officer, in consultation with our Chief Financial Officer, our General Counsel, our Chief Operating Officer and employees in our Human Resources department, assists the Compensation Committee in making compensation determinations. These individuals prepare information that is provided to, and reviewed by, the Compensation Committee and the Chief Executive Officer makes recommendations to the Compensation Committee for their consideration. Such information and recommendations include, among other things, the compensation that should be received by the named executive officers (other than himself) and certain other highly compensated employees; financial information regarding the Company that should be reviewed in connection with compensation decisions; the firms to be included in a compensation peer group; and the evaluation and compensation process to be followed by the Compensation Committee. Our Chief Executive Officer is often invited to participate in Compensation Committee meetings; however, he recuses himself from all discussions regarding his own compensation.

Compensation Consultant
The Compensation Committee exercised its sole authority pursuant to its charter to directly engage Pay Governance LLC to provide advice as a compensation consultant. Pay Governance LLC was retained by the Compensation Committee to provide advice, analysis, and assessment of alternatives related to the amount and form of executive compensation. At the request of the Compensation Committee, Pay Governance LLC prepared several presentations to the Compensation Committee during the first quarter of 2016 to assist the Compensation Committee in making 2015 year-end pay decisions for our Chief Executive Officer and our President. Pay Governance LLC also reviewed certain Compensation Committee presentation materials (including the peer group data described below) during December 2015 and early 2016 at the request of the Compensation Committee.
The Compensation Committee has assessed the independence of Pay Governance LLC pursuant to SEC and NASDAQ rules and concluded that no conflict of interest exists that would prevent Pay Governance LLC from independently representing the Compensation Committee. The Compensation Committee reviewed and was satisfied with Pay Governance LLC’s policies and procedures to prevent or mitigate conflicts of interest and that there were no business or personal relationships between members of the Compensation Committee and the individuals at Pay Governance LLC supporting the Compensation Committee.
Compensation Peer Group
The Compensation Committee, with the assistance of its independent compensation consultant, annually identifies a compensation peer group of firms with which we compete for executive talent. As a middle-market investment bank with material alternative asset management operations, we believe there are few other companies that are directly comparable to Cowen Group. Our peer group includes investment banks with revenues and market capitalizations similar to ours as well as companies with significant alternative asset management operations. In making compensation decisions for 2015, our Compensation Committee reviewed compensation information for similarly titled individuals at comparable companies gathered from public filings made in 2015 related to 2014 annual compensation. In instances where an employee has responsibilities for both the broker-dealer and the alternative asset management businesses, both broker-dealers and alternative asset management companies were utilized. For 2015, our compensation peer group consisted of Evercore Partners Inc., Greenhill & Co., Inc., Lazard Ltd., JMP Group, Moelis & Company, Piper Jaffray Companies, Stifel Financial Corp., Fortress Investment Group LLC and Och-Ziff Capital Management LLC. Evercore Partners Inc. and Moelis & Company were added to our peer group in 2015. Management gathered and provided information to the Compensation Committee relating to the compensation of the executive officers of these peer firms, including annual base salary, annual cash bonus, equity awards and all other compensation. Additionally, Pay Governance LLC provided the Compensation Committee with information from peer firms identified by ISS as well as compensation data from other firms of similar size. The Compensation Committee believes that information regarding pay practices at comparable companies is useful in two respects. First, as discussed above, we recognize that our pay practices must be competitive in our marketplace. By understanding the compensation practices and levels of the Company’s peer group, we enhance our ability to attract and retain highly skilled and motivated executives, which is fundamental to the Company’s success. Second, this data is one of the many factors the Compensation Committee considers in assessing the reasonableness of compensation. Accordingly, the Compensation Committee reviewed trends among these peer firms and considered this data when determining named executive officers’ 2015 annual bonuses and other compensation, but did not target compensation at a particular level relative to the peer group.
Advisory Vote on Executive Compensation
The Compensation Committee believes that our executive compensation programs are effective in driving our pay for performance philosophy. As part of our corporate governance system, we evaluate our programs in light of market conditions, stockholder views, and governance considerations, and make changes as appropriate for our business. At our 2011 annual meeting, our stockholders recommended that we hold non binding stockholder advisory votes on executive compensation once every three years. In 2014, our Board of Directors determined that our stockholders should vote on a say on pay proposal annually to provide the Company with stockholder feedback on our evolving compensation practices on a more frequent basis. As discussed above, since our 2014 annual meeting we have made changes to our executive compensation program and in 2015 we received stockholder approval of our executive compensation of 72%, which was substantially higher than the 51% level of approval we received in 2014. We have made additional changes to our compensation practices in an effort to further increase stockholder support for our executive compensation proposals. A say on pay proposal is included in this proxy statement as one of the matters for stockholder approval at our 2016 annual meeting.
Compensation Program and Payments
The deferred cash, RSUs and Performance Share Awards, or PSAs, our named executive officers received as bonuses and long-term incentive compensation for their fiscal 2015 performance are not included in the Summary Compensation Table because the awards were made in 2016. The table below sets forth the total compensation awarded to the named executive officers for their fiscal 2015 performance, including base salary, cash bonus, the dollar value of the RSUs awarded to the named executive officers in February 2016, the deferred cash awards granted to the named executive officers in February 2016 and the grant date fair value of the PSAs awarded to named executive officers as long-term incentive compensation. We believe this information is helpful to understanding how our compensation program rewarded our executive officers for their performance, and it reflects the way in which our Compensation Committee views aggregate compensation for our named executive officers on a fiscal-year basis.
The following table shows the base salary and incentive compensation awarded to our named executive officers for their performance in 2015 in the manner it was considered by the Compensation Committee. As noted above, this presentation differs from that contained in the Summary Compensation Table for 2015:
	Mr . Cohen	Mr. Solomon	Mr. Holmes	Mr. Lasota	Mr. Littman
Base Salary	$950,000	$950,000	$450,000	$450,000	$450,000
Cash Bonus	$1,465,000	$2,027,500	$925,000	$925,000	$925,000
Deferred Equity Award	$1,167,500	$1,404,550	$287,500	$287,500	$287,500
Deferred Cash-Based Award	$1,167,500	$1,417,950	$287,500	$287,500	$287,500
2015 Annual Compensation Total	$4,750,000	$5,800,000	$1,950,000	$1,950,000	$1,950,000
Long-Term Incentive Compensation – PSAs*	$1,279,833	$1,279,833	$1,097,000	$1,097,000	$1,097,000
RSUs**	$502,500	$502,500	—	—	—
2015 Total Compensation with Long-Term Incentive Compensation	$6,532,333	$7,582,333	$3,047,000	$3,047,000	$3,047,000

*
Represents the grant date fair value of the initial PSA grant covering three separate three-year performance periods over a five-year period. The Company does not expect to award PSAs covering a five-year period on an annual basis, but does expect that PSAs will continue to be utilized as a component of annual compensation.

**
Represents the grant date fair value of the RSUs awarded to Mr. Cohen and Mr. Solomon as a component of long-term incentive compensation.

Base Salary
The purpose of base salary is to provide a set amount of cash compensation for each executive officer that is not variable in nature and is generally competitive with market practices. We seek to limit the base salaries of our named executive officers such that a significant amount of their total compensation is contingent upon the performance of the Company and the named executive officer during the fiscal year.
Perquisites
Historically, Ramius provided certain perquisites, including reimbursement of group term life and long-term disability insurance and tax and financial planning expenses, and the Company continues to provide these perquisites to certain members of senior management, including Messrs. Cohen and Solomon. In addition, Mr. Cohen is provided with a car and driver for business use. Mr. Cohen reimburses the Company for personal use of the car and driver.
Annual Bonus Compensation
A significant portion of total compensation our named executive officers are eligible to receive is in the form of a discretionary annual bonus. This is consistent with our view that a significant portion of compensation paid is to be based on the performance of the Company and of each named executive officer. Given the volatility and constantly changing dynamics of the markets, we believe that it makes more sense for our business to determine compensation after year-end by making a careful evaluation of the business rather than establishing formulaic pre-set goals at the start of the year. We also believe this discretionary approach to compensation is consistent with common market practice in the financial services sector. The annual bonus is paid partially in cash and partially in deferred cash and equity. The deferred components of the annual bonus are paid in lieu of, not in addition to, a cash payment and are subject to service-based vesting conditions. The Compensation Committee believes that the practice of paying a portion of each named executive officer’s annual bonus in the form of deferred awards is consistent with compensation practices at our peer companies and is a useful tool to continue aligning the long-term interests of our named executive officers with the interests of our stockholders.
Long-Term Incentive Compensation
In 2016, the Compensation Committee approved the issuance of Performance Share Awards, or PSAs, to our named executive officers. These PSAs are intended to directly align the interests of our named executive officers with those of our stockholders by directly tying the value of the award to the Company’s average return on equity during a three-year performance period. The three-year performance periods are designed to provide management an incentive to focus on our strategic direction and long-term value creation.
•
The PSAs are designed to provide two performance elements. The award value will based on both performance against operating goals based on return on equity and the ending value of the stock at the time of vesting. No PSAs will be earned if performance is not at least at a threshold level.

•
In considering the performance goals, the Committee selected three-year average return on equity, or AROE, which is a key operational metric of performance that the Company and its investors track on a regular basis.

•
The initial PSAs awarded in early 2016 cover a five-year period through 2020. Each PSA grant is comprised of three identical tranches tied to a three-year AROE performance period as follows: Tranche 1 — 2016 through 2018, Tranche 2 — 2017 through 2019, and Tranche 3 — 2018 through 2020.

Below is an illustration of the tranches included in the PSAs:

PSA Illustration

Grant in 2016
End of Period 2020
Tranche 1
2016-2018 ROE goal plus
2016-2018 TSR modifier
Tranche 2
2017-2019 ROE goal plus
2017-2019 TSR modifier
Tranche 3
2018-2020 ROE goal plus
2018-2020 TSR modifier

In March 2016, the Company entered into a Performance Shares Award Agreement, or PSA Agreement, with each of our named executive officers. Under the terms of the PSA Agreement, each executive officer was awarded three tranches of performance Restricted Stock Units, or Performance RSUs, based on the attainment of certain performance metrics. Each tranche awarded was subject to a three-year performance period. At the end of each performance period, the Performance RSUs will be multiplied by an applicable percentage (set forth below) based on the Company’s AROE, and, as described below, the resulting number of attained RSUs will then be subject to a multiplier based on the Company’s total stockholder return, or TSR, relative to other companies in the S&P SmallCap 600 Financial Sector Index.
AROE will be calculated by taking the sum of the Company’s Adjusted Economic Income during each of the fiscal years during the performance period and dividing by the average Equity of the Company during each such fiscal year (with Equity meaning common equity of the Company (excluding the value of the Company’s deferred tax assets) and the average Equity for each fiscal year being calculated by adding the Equity at the beginning of such fiscal year and the Equity at the end of such fiscal year and dividing by two), and dividing such amount by three. For the purposes of calculating AROE, Adjusted Economic Income means, with respect to each fiscal year during a performance period, the Company’s Economic Income (as reported in the Company’s Annual Report on Form 10-K), as adjusted for the following: (i) expenses associated with the outstanding copyright infringement litigation matter pending as of the grant date shall be excluded, (ii) expenses greater than one million dollars associated with strategic initiatives undertaken by the Company shall be amortized over a five year period as opposed to being expensed in the period in which they are incurred and (iii) adjustments resulting from changes in an existing, or application of a new, accounting principle that is not applied on a fully retrospective basis shall be excluded.
At the end of each performance period, the Performance RSUs will be multiplied by the percentages set forth below based on the Company’s AROE with respect to such performance period with the resulting number of Performance RSUs referred to as the preliminary Performance RSUs:
AROE Performance Scale
Performance Level*	AROE	Payout Rate
Below Threshold	Below 5%	0% Payout
Threshold	5%	50% Payout
Above Threshold	7.5%	75% Payout
Target	10%	100% Payout
Maximum (capped)	12%	150% Payout

*
Performance between the Threshold and the Maximum will be interpolated.

The number of Performance RSUs that become vested and settled at the end of each performance period will equal the product of the preliminary Performance RSUs and the applicable total shareholder return (TSR) modifier, as set forth below, determined based on the Company’s TSR during the performance period versus the TSR of the companies comprising the S&P SmallCap 600 Financial Sector index (adjusted as set forth in the award agreement), or the Index, as of the first day of each performance period for the same period.
TSR Modifier
Relative TSR Position	Modifier*
25th percentile and below	0.8
50th percentile	1.0
75th percentile and above	1.2

*
The relative TSR will be interpolated between the 25th percentile and below and the 75th percentile. The relative TSR position will be calculated using the following formula where N is the total number of companies in the Index including the Company and R is the Company’s ranking compared to the Index: N-R/N-1.

The Committee decided to measure performance both on a relative basis compared to the Index, as well as on an absolute basis to balance the desire to reward relatively superior performance, while recognizing the difficulty of constructing a peer group of comparable middle-market investment banks with material asset management operations and seeking to reward the named executive officers for creating overall stockholder value. The Committee established the AROE and TSR measurements for earning the PSAs with the intent that the PSAs would only reward recipients for strong long-term performance, with the full number of PSAs being earned only if we significantly outperform the companies comprising the Index and historical TSR.
As part of long-term incentive compensation for 2015, Messrs. Cohen and Solomon were each awarded 350,000 PSAs and Messrs. Holmes, Lasota and Littman were each awarded 300,000 PSAs in 2016. The PSA awards were comprised of three equal tranches. The Tranche 1 PSAs were valued at $3.53 per share, the Tranche 2 PSAs were valued at $3.70 per share and the Tranche 3 PSAs were valued at $3.74 per share. To the extent earned, Tranche 1 PSAs will vest on March 8, 2019, Tranche 2 PSAs will vest on March 10, 2020 and Tranche 3 PSAs will vest on December 31, 2020.
Mr. Cohen and Mr. Solomon were each awarded a grant of 150,000 restricted stock units in addition to their grant of Performance Share Awards. The restricted stock units granted to Messrs. Cohen and Solomon vest with respect to 25% on March 10, 2017, 25% on March 10, 2018, 25% on March 10, 2019 and 25% on March 10, 2020. The grants were made in 2016 but considered a component of Mr. Cohen’s and Mr. Solomon’s long-term incentive compensation for 2015.
Employment Agreements — Post-Employment and Change-in-Control Compensation
Each of our named executive officers is party to an employment agreement with the Company. The Compensation Committee views the employment agreements as an important tool in achieving our compensation objective of recruiting and retaining talented employees and a strong management team.
Agreement with Mr. Cohen
Mr. Cohen entered into his employment agreement with the Company on June 2, 2009 in connection with the business combination of Cowen Holdings and Ramius LLC (the “Transactions”). Mr. Cohen’s employment agreement was negotiated prior to the Transactions and the formation of the Compensation Committee, and was ratified by our Board of Directors. Mr. Cohen entered into an amendment to his employment agreement on June 2, 2014 in order to remove the guaranteed bonus provided in his employment agreement (“Mr. Cohen’s Amendment”). Mr. Cohen’s Amendment was approved by the Compensation Committee.
Employment Agreements with Messrs. Solomon, Holmes, Lasota and Littman
Mr. Solomon entered into a new employment agreement with the Company (which replaced his prior agreement) in May 2012, and Messrs. Holmes, Lasota and Littman entered into their employment agreements with the Company in August 2012 (the “2012 Employment Agreements”). The 2012 Employment Agreements were approved by the Compensation Committee.
In approving the 2012 Employment Agreements, the Compensation Committee recognized that Messrs. Holmes, Lasota, Littman and Solomon are key members of the Company’s senior management team and determined that it was necessary to enter into the 2012 Employment Agreements in order to retain them and to better align their compensation with industry practices. The 2012 Employment Agreements provide for base salary, annual bonus opportunities, and other benefits, contain customary restrictive covenants, and provide for benefits upon certain qualifying terminations of employment. The severance and change in control arrangements provided by 2012 Employment Agreements are intended to retain our named executive officers and to provide consideration for certain restrictive covenants that apply following a termination of employment.
The Company received negative feedback from certain proxy advisory firms regarding minimum bonus guarantees for its named executive officers in connection with the annual meeting which took place in June 2014. Given the timing of the feedback and the positive results of the Company through the first six months of 2014, the Company expected the year-end bonuses for Messrs. Lasota, Holmes and Littman to exceed their minimum bonus guarantees for 2014. The Company did take the feedback seriously and discussed eliminating the minimum bonuses with Messrs. Lasota, Holmes and Littman during 2014. The Company also discussed the issue of minimum bonus guarantees as part of its stockholder outreach initiative in late 2014 and early 2015, and in April 2015, Messrs. Holmes, Lasota and Littman entered into amendments to their employment agreements with the Company (the “Amended Employment Agreements”), pursuant to which guaranteed minimum bonuses for Messrs. Holmes, Lasota and Littman were eliminated. With these Amended Employment Agreements and the amendment to Mr. Cohen’s employment agreement in 2014, none of the Company’s executive officers have minimum guaranteed bonuses in their employment agreements.
Determination of Executive Officer Compensation for 2015
At meetings held on January 19, 2016 and February 17, 2016 as well as numerous executive sessions between such meetings, the Compensation Committee considered and discussed management’s compensation recommendations for our named executive officers, and the Compensation Committee approved management’s recommendations. In determining the annual bonus compensation and long-term incentive compensation payable to each of our named executive officers for 2015, the Compensation Committee reviewed and considered the financial performance of the Company as a whole and each individual business unit compared to 2014 and the Company’s compensation to revenue ratio which, for the year ended December 31, 2015, was 60%, which the Compensation Committee viewed as reasonable given the performance of the Company during 2015. The Compensation Committee also considered each named executive officer’s contributions to the Company’s growth initiatives in 2015; historical compensation information for each named executive officer; the Company’s desire to retain and incentivize its named executive officers; the recommendations of the Chief Executive Officer regarding total compensation of our named executive officers, which the Compensation Committee discussed with the Chief Executive Officer; the financial performance of the Company during 2015 compared to comparable public companies and other companies in the securities industry; a review of public filings regarding total compensation paid by certain peer investment banks and alternative asset management companies; and base salary, cash bonus, equity awards and all other compensation paid by the compensation peer group.
During the first quarter of 2015, the Compensation Committee set the Company’s achievement of at least $13 million in economic income (determined in a manner consistent with prior periods) during the 2015 calendar year, which is consistent with the target set by the Company in 2014, as the performance criteria for purposes of Section 162(m) of the Internal Revenue Code, as amended (the “Code”), for performance-based awards granted in 2015 to each of our named executive officers. After determining that the performance criteria was met, the Compensation Committee exercised negative discretion from the maximum individual payment values specified in the 2010 Plan, as permitted under Section 162(m) of the Code, to determine the actual performance-based awards to be granted to each of our named executive officers in respect of 2015.
The Compensation Committee considered the following achievements in 2015 when making its determination of executive officer compensation, including performance-based awards granted in respect of 2015:
•
Positive full-year economic income results despite a challenging market environment in the second half of 2015.

•
Increased book value per share to $6.52 as of December 31, 2015, up from $6.07 as of December 31, 2014.

•
Increased capital base through the completion of a preferred stock financing.

•
Completed significant transactions, including the acquisitions of Concept Capital Markets, LLC and Conifer Securities, LLC which resulted in the establishment of the prime services business line.

•
Completed the acquisition of a Luxembourg captive reinsurance company.

•
Ramius entered into a partnership with the principals of Caerus Global Investors, LLC, a consumer focused, long/short equity investment management business.

•
Completed the successful launch of the Quadratic global macro fund and Ramius established a partnership with Archview Investment Group.

•
Completed the sale of a portion of the Company’s ownership interest in the activist business back to the principals of Starboard Value LP.

The Compensation Committee approved annual bonuses for each of our executive officers after review and consideration of the above factors, as well as the individual performance factors described below.
The following factors influenced the annual bonus determinations for each named executive officer for 2015:
•
Peter A. Cohen, Chairman and Chief Executive Officer.   In determining the compensation for Mr. Cohen in 2015, the Compensation Committee considered both operating results for 2015 as well as absolute and relative total returns to stockholders. The Compensation Committee recognized that the Company achieved positive results despite a challenging market environment in the second half of 2015 and that the entry into new business lines in 2015 has the Company well positioned through an increased business mix and revenue base. Mr. Cohen played an important role in the acquisition of the Luxembourg captive reinsurance company in 2015.

•
Jeffrey M. Solomon, President of Cowen Group and Chief Executive Officer of Cowen and Company.   Mr. Solomon’s compensation was influenced by his significant contributions regarding the continued enhancement and growth of the Company’s broker-dealer business, including the growth of the business through the acquisitions of Concept Capital and Conifer Securities and the establishment of the prime services business line.

•
John Holmes, Chief Operating Officer.   Mr. Holmes’s compensation reflected his significant contributions related to the continued enhancement of the Company’s procedures relating to operational risk oversight and management of fixed and variable expenses across the Company. Mr. Holmes also played a significant role in negotiating and implementing the significant transactions completed during the year, including the acquisitions of Concept Capital Markets, LLC and Conifer Securities, LLC and the integration of these businesses. Mr. Holmes also played a significant role in managing the Company’s business operations.

•
Stephen A. Lasota, Chief Financial Officer.   Mr. Lasota’s compensation reflected his contributions to the enhancement of the Company’s financial reporting and his taking a leading role in the preferred stock issuance and the acquisition of the Luxembourg captive reinsurance company in 2015. Mr. Lasota also played a significant role in negotiating and implementing the significant transactions completed during the year, including the acquisitions of Concept Capital Markets, LLC and Conifer Securities, LLC. Mr. Lasota also played a significant role in managing the Company’s business operations.

•
Owen S. Littman, General Counsel.   Mr. Littman’s compensation reflected his contributions to the enhancement of the Company’s compliance structure, management of the Company’s outstanding litigation and regulatory matters as well as his focus on the Company’s legal disclosure and corporate governance procedures. Mr. Littman played a leading role in negotiating the terms of the transactions completed by the Company in 2015, including the preferred stock issuance and acquisitions of Concept Capital Markets, LLC, Conifer Securities, LLC and the Luxembourg captive reinsurance company. Mr. Littman also played a leading role in the negotiation of the agreement to sell a portion of the Company’s ownership interest in the activist business back to the principals of Starboard Value LP at the end of the fourth quarter of 2015. Mr. Littman also played a significant role in managing the Company’s business operations.

After determining the aggregate cash values of annual bonuses payable to each of our named executive officers in respect of fiscal 2015, the Compensation Committee then determined the percentage of the annual bonus compensation that each of our named executive officers would receive in the form of deferred awards. Approximately 49.2% of our Chief Executive Officer’s compensation in respect of 2015, approximately 48.7% of our President’s compensation in respect of 2015 and approximately 29.5% of our Chief Financial Officer’s, Chief Operating Officer’s and General Counsel’s compensation in respect of 2015 was paid in deferred cash and equity. Our Chief Executive Officer developed a proposal for the allocation of each named executive officer’s annual bonus compensation among the cash, deferred cash and equity components and presented this proposal to the Compensation Committee, which discussed and ultimately approved it. To eliminate the impact that a significant price change in the market value of our Class A common stock may have on the number of RSUs that are intended to be delivered to an employee, the Compensation Committee approved valuing the RSUs using the volume-weighted average price for the 30 trading days ended January 22, 2016, which equaled $3.46 per share. Deferred cash and RSUs relating to fiscal 2015 annual bonuses were awarded to our named executive officers in February 2016. RSUs and deferred cash awards will vest with respect to 25% on March 10, 2017, 25% on March 10, 2018, 25% on March 10, 2019 and 25% on March 10, 2020.
Relationship of Compensation Policies and Practices to Risk Management
The Board has discussed whether our compensation policies are reasonably likely to have a material adverse effect on our results. The Board noted that, consistent with our performance-based model, many of our employees receive a significant portion of their compensation through discretionary compensation tied to their individual or business unit performance, or a combination thereof. The Board noted that a lower portion of the Company’s revenues are derived from proprietary trading businesses and that a significant portion of many employees’ compensation is provided in the form of deferred compensation that vests over time, which has the effect of tying the individual employee’s long-term financial interest to the firm’s overall success. The Board believes that this helps mitigate the risks inherent in our business.
The Board noted that our risk management team continuously monitors our various business groups, the level of risk they are taking and the efficacy of potential risk mitigation strategies. Senior management also monitors risk and the Board is provided with data relating to risk at each of its regularly scheduled meetings. The Chief Risk Officer meets regularly with the Board to present his views and to respond to questions. For these reasons, the Board believes that our overall compensation policies and practices are not likely to have a material adverse effect on us.
Clawback Policy
In March 2015, the Company adopted a clawback policy that allows the Company to recover incentive compensation from any executive officer if that executive officer engages in intentional misconduct that caused or contributed to a restatement of the Company’s financial results. A committee consisting of the non-management members of the Board of Directors (the “Independent Director Committee”) will review the performance-based compensation and annual bonus compensation paid under the Company’s equity and incentive plans to any such executive (the “Awarded Compensation”). If the Independent Director Committee determines, in good faith, that the amount of such performance-based compensation or annual bonus actually paid or awarded to any such executive officer would have been a lower amount had it been calculated based on such restated financial statements (the “Actual Compensation”) then the Independent Director Committee shall, subject to certain exceptions, seek to recover for the benefit of the Company the after-tax portion of the difference between the Awarded Compensation and the Actual Compensation. The clawback policy does not apply to equity-based compensation granted before March 16, 2015.
Executive Officer Stock Ownership Guidelines
The Company adopted stock ownership guidelines on March 18, 2015 that require the Company’s executive officers to hold Company stock or restricted stock units that have a value equal to at least eight times, in the case of the Chief Executive Officer, at least five times, in the case of the President, and at least three times, in the case of other executive officers, the amount of annual base salary paid to such executive officer within the later of the adoption of the policy or five years of being designated as an executive officer. All named executive officers are in compliance with the stock ownership guidelines.
Anti-Hedging Policy
In order to strengthen the alignment between stockholders and employees, the Company maintains an anti-hedging policy that prohibits the “short sale” of Company securities. The policy prohibits employees from trading in options, warrants, puts and calls or similar instruments on Company securities. We allow directors and executive officers to hold up to 50% of their Company stock in a margin account. During 2015, all named executive officers were in compliance with this policy.
Tax and Accounting Impact and Policy
The financial and income tax consequences to the Company of individual executive compensation elements are important considerations for the Compensation Committee when analyzing the overall design and mix of compensation. The Compensation Committee seeks to balance an effective compensation package for the executive officers with an appropriate impact on reported earnings and other financial measures.
In designing our compensation and benefit programs, we review and consider the accounting implications of our decisions, including the accounting treatment of amounts awarded or paid to our executives.
The rules of Section 162(m) of the Code places a $1 million limit on the amount of compensation we can deduct in any one year for compensation paid to our Chief Executive Officer and our three most highly compensated executive officers employed at the end of the year (other than our Chief Financial Officer). However, the $1 million deduction limit generally does not apply to compensation that is performance-based and provided under a stockholder-approved plan. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee also considers other factors in making its decisions and retains the flexibility to grant awards that are not deductible for tax purposes. From time to time, in order to ensure competitive levels of compensation for our senior executives, the Compensation Committee approves compensation (including base salary and benefits) that is not deductible under Section 162(m) of the Code. Loss of the federal income tax deduction does not result in a current federal income tax liability, however, because we have substantial federal income tax net operating loss carryforwards. The 2010 Plan is designed to qualify certain compensation that may be awarded under our annual incentive program as “performance-based” to ensure that the tax deduction is available to the Company for amounts payable under the plan.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and has recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement.
Compensation Committee of the Board of Directors of Cowen Group, Inc.
Jerome S. Markowitz, Chair
Katherine E. Dietze
Steven Kotler
Summary Compensation Table
The following table sets forth compensation information for our named executive officers for services performed for the Company and its subsidiaries during 2015.
Name & Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Change in Pension Value	All Other Compensation	Total ($)
Peter A. Cohen Chairman and Chief Executive Officer	2015	950,000	1,465,000	2,505,075	—	—	152,782(3)	5,072,857
	2014	950,000	1,500,000	1,945,457	—	—	155,963	4,551,420
	2013	950,000	1,250,000	1,111,112	—	9,017	155,525	3,475,654
Jeffrey M. Solomon President, and Chief Executive Officer of Cowen and Company	2015	950,000	2,027,500	2,027,424	—	—	166,331(4)	5,171,255
	2014	950,000	1,988,000	1,477,105	—	—	230,290	4,645,395
	2013	950,000	500,000	1,800,178	—	7,426	56,300	3,313,904
Stephen A. Lasota. Chief Financial Officer	2015	450,000	925,000	405,585	—	—	88,926(5)	1,869,511
	2014	450,000	890,000	402,580	—	—	105,578	1,848,158
	2013	450,000	450,000	779,465	81,000	2,440	42,068	1,804,973
John Holmes(6) Chief Operating Officer	2015	450,000	925,000	405,585	—	—	88,926(5)	1,869,511
	2014	450,000	890,000	402,580	—	—	105,578	1,848,158
	2013	450,000	450,000	779,465	81,000	2,710	42,068	1,805,243
Owen S. Littman General Counsel and Secretary	2015	450,000	925,000	405,585	—	—	88,926(5)	1,869,511
	2014	450,000	890,000	402,580	—	—	105,578	1,848,158
	2013	450,000	450,000	779,465	81,000	1,588	42,068	1,804,121

(1)
The amounts in this column reflect cash bonuses paid to the named executive officers in 2016 in respect of performance during the 2015 year.

(2)
The entries in the stock awards column reflect the aggregate grant date value of the awards granted in 2015 in connection with 2014 performance in accordance with FASB ASC 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to awards made, refer to the Company’s Share-Based Compensation and Employee Ownership Plans Note in its financial statements included in its Form -K for 2015, as filed with the SEC.

(3)
Other compensation for Mr. Cohen includes $23,238 in respect of Company-provided group term life and long-term disability insurance; $54,836 Company reimbursement for tax and financial planning in 2015; and $74,708 Company reimbursement representing 60% of the total cost of a car and driver provided to him for business use in 2015.

(4)
Other compensation for Mr. Solomon includes $114,029 representing principal and interest relating to deferred cash awards and $52,302 Company reimbursement for tax and financial planning in 2015.

(5)
Other compensation for each of Mr. Lasota, Mr. Holmes and Mr. Littman includes $88,926 representing principal and interest relating to deferred cash awards.

(6)
On February 25, 2015, Mr. Holmes was appointed Chief Operating Officer. Mr. Holmes previously served as the Company’s Chief Administrative Officer.

Grants of Plan-Based Awards
The following table provides information regarding grants of compensation-related plan-based awards made to the named executive officers during fiscal year 2015. These awards are also included in the Summary Compensation Table above.
	Grant Date	Corporate Action Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Peter A. Cohen	3/19/2015	3/16/2015	458,805	—	—	2,505,075
Jeffrey M. Solomon	3/19/2015	3/16/2015	371,323	—	—	2,027,424
Stephen A. Lasota	3/19/2015	3/16/2015	74,283	—	—	405,585
John Holmes	3/19/2015	3/16/2015	74,283	—	—	405,585
Owen S. Littman	3/19/2015	3/16/2015	74,283	—	—	405,585

(1)
RSUs will vest with respect to 25% on March 10, 2016, 25% on March 10, 2017, 25% on March 10, 2018 and 25% on March 10, 2019.

(2)
The entries in the stock and options awards column reflect the aggregate grant date value of the awards granted in 2015 computed in accordance with FASB ASC 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to awards made, refer to the Company’s Share-Based Compensation and Employee Ownership Plans Note in its financial statements included in its Form 10-K for 2015, as filed with the SEC.

Narrative Disclosure Relating to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
The Company is party to an employment agreement with Mr. Cohen, which became effective on November 2, 2009 and was amended on June 2, 2014, an employment agreement with Mr. Solomon, dated as of May 31, 2012, and employment agreements with Messrs. Holmes, Lasota and Littman, dated as of August 2, 2012, as amended on April 24, 2015. The employment agreements provide for the following material terms:
•
The agreements with Messrs. Holmes, Lasota, Littman and Solomon contain a current term that continues through April 30, 2016. Following the expiration of the initial term, the agreements will automatically be extended for successive one-year terms, unless either party elects not to extend the term. The agreement with Mr. Cohen contains an indefinite term.

•
The agreements provide for a minimum annual base salary of  $500,000 for Mr. Cohen, $950,000 for Mr. Solomon and $450,000 for Messrs. Holmes, Lasota, and Littman. Each named executive officer is also eligible to receive an annual performance-based bonus as determined by the Compensation Committee. The Company may pay all or a portion of any annual bonus in the form of restricted securities, other stock or security-based awards, deferred cash, or other deferred compensation. The agreements do not provide for a minimum annual bonus.

•
The agreements with Messrs. Holmes, Lasota, Littman and Solomon required the Company to make the following equity grants in 2013: RSUs covering 250,000 shares of Class A Common stock for Mr. Solomon, which vested in two equal installments on May 15, 2014 and April 29, 2015, and for each of Messrs. Holmes, Littman and Lasota, RSUs covering 150,000 shares of Class A common stock, which vested in three equal installments on May 15, 2013, May 15, 2014 and April 29, 2015.

•
The agreement with Mr. Cohen provides that, upon his termination of employment for any reason other than cause or by reason of death or disability, or upon his resignation for good reason (as such terms are defined in the agreement), which we refer to as an involuntary termination, he will be entitled to the following: (i) accrued obligations (earned but unpaid base salary and annual bonus), (ii) a lump sum cash payment equal to two times the sum of base salary plus the cash portion of annual bonus for the year prior to the year in which termination occurs, (iii) immediate vesting of outstanding equity awards, and (iv) all outstanding stock options will remain exercisable for the remainder of their respective terms (we refer to the benefits described in clauses (iii) and (iv) as the “Equity Benefits”). In the event that Mr. Cohen’s employment is terminated due to his death or disability, he or his estate will be entitled to the accrued obligations and the Equity Benefits. The employment agreement with Mr. Cohen does not contain any provisions that provide for payments to be made upon a change in control. Pursuant to his deferred cash award agreement, Mr. Cohen is entitled to immediate vesting of unvested deferred compensation in the event of a termination of employment without cause, a termination of employment due to death or disability, or a resignation within one year following a change in control if Mr. Cohen’s compensation or job responsibilities are materially reduced (as compared to his compensation and job responsibilities prior to the change in control).

•
The agreement with Mr. Solomon provides that, if Mr. Solomon’s employment is terminated by us without cause (including a decision by us not to renew the employment agreement upon the expiration of the then-current term), by Mr. Solomon for good reason, or as a result of Mr. Solomon’s death or disability (as such terms are defined in the agreement), Mr. Solomon will, subject to his execution of a general release in our favor, be entitled to the following: (i) any unpaid annual bonus with respect to the previous completed fiscal year, (ii) a prorated annual bonus for the fiscal year of termination, calculated based on the average bonus paid for the two years immediately preceding the year of termination and the timing of such termination, (iii) in the case of a termination by us without cause or by Mr. Solomon for good reason only, a lump sum cash payment in an amount equal to two and one-half times the sum of his base salary and the average annual bonus paid for the two years immediately preceding his termination, provided that the payment under clause (iii) will not be less than $3,250,000 and not more than $5,000,000, (iv) immediate vesting of all equity awards and unvested deferred compensation, and (v) a cash payment equal to 24 months’ COBRA premiums. In the event that Mr. Solomon breaches the restrictive covenants described below following a termination of his employment, he will be required to repay any payments or benefits received in connection with such termination.

•
The agreements with Messrs. Holmes, Lasota and Littman provide that, if the applicable executive’s employment is terminated by us without cause (including a decision by us not to renew the employment agreement upon the expiration of the then-current term), by the executive for good reason, or as a result of the executive’s death or “disability” (as such terms are defined in the agreements), each executive will, subject to his execution of a general release in our favor, be entitled to the following: (i) any unpaid annual bonus with respect to the previous completed fiscal year, (ii) a prorated annual bonus for the fiscal year of termination, calculated based on the average bonus paid for the two years immediately preceding the year of termination and the timing of such termination, (iii) in the case of a termination by us without cause or by the executive for good reason only, a lump sum cash payment in an amount equal to one and one-half times the average amount of compensation reflected on the executive’s Form W-2 from the Company for the two years immediately preceding his termination, provided that the payment under clause (iii) will not be more than $1,500,000, and provided further, that if such termination occurs in connection with or following a change in control (as defined in the agreement), instead of the lump sum cash payment described above, the executive shall be entitled to a lump sum cash payment in an amount equal to two and one-half times the average amount of compensation reflected on the executive’s Form W-2 from the Company for the two years immediately preceding such termination, provided that such lump sum cash payment will not be more than $2,500,000, (iv) immediate vesting of all equity awards and unvested deferred compensation, and (v) a cash payment equal to 24 months’ COBRA premiums. In the event that the executive breaches the restrictive covenants described below following a termination of his employment, he will be required to repay any payments or benefits received in connection with such termination.
•
The agreements with Messrs. Holmes, Lasota, Littman and Solomon provide that, in the event that the executive retires after attaining age 57.5 (or age 55, in the case of Mr. Solomon) and provides the Company with at least 90 days’ advance notice, all outstanding equity awards and unvested deferred compensation then held by the executive will continue to vest in accordance with their terms as if the executive had continued to be an active employee of the Company, provided he does not engage in competitive activity at any time prior to the applicable vesting date and refrains from interfering with the Company’s employees and customers for 12 months following his retirement.

•
The agreements with Messrs. Holmes, Lasota, Littman and Solomon contain customary confidentiality and invention assignment covenants, as well as an indefinite mutual non-disparagement covenant. In addition, these executives have agreed not to compete with, or solicit customers or employees of, the Company during the term of the employment agreement and for a period of 120 days (or 180 days, in the case of Mr. Solomon) thereafter. Mr. Cohen is subject to non-competition and non-solicitation obligations during employment, and non-solicitation obligations for one year following a termination of employment for any reason.

2010 Equity and Incentive Plan
Effective as of June 7, 2010, the Company adopted the 2010 Plan.
The 2010 Plan initially reserved 7,500,000 shares of Class A common stock for delivery to participants and their beneficiaries under the 2010 Plan, subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off, or other similar change in capitalization or event. Additionally, commencing on January 1, 2011 and on the first day of each fiscal year of the Company thereafter during the term of the 2010 Plan, additional shares of Class A common stock representing seven and one-half percent (7.5%) of our shares of Class A common stock outstanding on such date, less shares then available for issuance under the 2010 Plan, will automatically become available for grant or settlement of awards. Shares delivered under the 2010 Plan may be either treasury shares or newly issued shares. For purposes of determining the remaining ordinary shares available for grant under the 2010 Plan, if any shares subject to an award are forfeited, cancelled, exchanged, or surrendered, or if an award terminates or expires without a distribution of shares, those shares will again be available for issuance under the 2010 Plan. However, shares of stock that are exchanged by a grantee or withheld by us as full or partial payment in connection with any award under the 2010 Plan, as well as any shares of stock exchanged by a grantee or withheld by us to satisfy the tax withholding obligations related to any award under the 2010 Plan, will not be available for subsequent awards under the 2010 Plan.
The 2010 Plan provides that generally, unless otherwise determined by the Compensation Committee or as set forth in an award or employment agreement, in the event of a change in control (as defined in the 2010 Plan), all outstanding awards shall become fully vested and exercisable and all restrictions, forfeiture conditions or deferral periods on any outstanding awards shall immediately lapse, and payment under any awards shall become due.

Outstanding Equity Awards at 2015 Fiscal Year End
The following table contains certain information regarding equity awards held by the named executive officers as of December 31, 2015.
	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested ($)(1)
Peter A. Cohen
2012 Award(2)	—	—	—	—	191,572	733,721
2013 Award(3)	—	—	—	—	409,092	1,566,822
2014 Award(4)	—	—	—	—	458,805	1,757,223
Jeffrey M. Solomon
2011 Award(5)	—	—	—	—	15,392	58,951
2012 Award(6)	—	—	—	—	269,797	1,033,323
2013 Award(3)	—	—	—	—	310,607	1,189,625
2014 Award(4)	—	—	—	—	371,323	1,422,167
Stephen A. Lasota
2011 Award(5)	—	—	—	—	10,496	40,200
2012 Award(6)	—	—	—	—	62,262	238,463
2012 SAR Award(7)	0	100,000	$2.90	3/15/2018	—	—
2013 Award(3)	—	—	—	—	50,001	191,504
2014 July Award(8)	—	—	—	—	40,000	153,200
2014 Award(4)	—	—	—	—	74,283	284,504
John Holmes
2011 Award(5)	—	—	—	—	10,496	40,200
2012 Award(6)	—	—	—	—	62,262	238,463
2012 SAR Award(7)	0	100,000	$2.90	3/15/2018	—	—
2013 Award(3)	—	—	—	—	50,001	191,504
2014 July Award(8)	—	—	—	—	40,000	153,200
2014 Award(4)	—	—	—	—	74,283	284,504
Owen S. Littman
2011 Award(5)	—	—	—	—	10,496	40,200
2012 Award(6)	—	—	—	—	62,262	238,463
2012 SAR Award(7)	0	100,000	$2.90	3/15/2018	—	—
2013 Award(3)	—	—	—	—	50,001	191,504
2014 July Award(8)	—	—	—	—	40,000	153,200
2014 Award(4)	—	—	—		74,283	284,504

(1)
The values in the column are based on the $3.83 closing price of our Class A common stock on the NASDAQ Global Market on December 31, 2015.

(2)
RSUs awarded on March 15, 2013 commenced vesting with respect to 25% on June 1, 2014, 25% on June 1, 2015 and 50% on June 1, 2016.

(3)
RSUs awarded on February 28, 2014 commenced vesting with respect to 10% on May 15, 2015, 30% on May 15, 2016, 30% on May 15, 2017 and 30% on May 15, 2018.

(4)
RSUs awarded on March 19, 2015 will vest with respect to 25% on March 10, 2016, 25% on March 10, 2017, 25% on March 10, 2018 and 25% on March 10, 2019.

(5)
RSUs awarded on February 24, 2012 commenced vesting with respect to 12.5% on August 15, 2012, 12.5% on March 10, 2013, 25% on March 10, 2014, 25% on March 10, 2015 and 25% on March 10, 2016.

(6)
RSUs awarded on March 1, 2013 commenced vesting with respect to 10% on May 15, 2014, 25% on May 15, 2015, 25% on May 15, 2016 and 40% on May 15, 2017.

(7)
Stock appreciation rights (“SARs”) awarded on March 15, 2013 will vest on March 15, 2018.

(8)
RSUs awarded on July 28, 2014 will vest on June 10, 2019.

Option Exercises and Stock Vested
The following table sets forth certain information concerning stock vested during the year ended December 31, 2015. No stock options were exercised by any of the named executive officers in 2015.
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(1)
Peter A. Cohen	141,239	825,210
Jeffrey M. Solomon	278,670	1,561,050
Stephen A. Lasota	119,995	685,749
John Holmes	119,995	685,749
Owen S. Littman	119,995	685,749

(1)
The value realized upon vesting of the stock awards is based on the $5.24 closing sale price of our Class A common stock on March 10, 2015, the $5.77 closing sale price of our Class A common stock on April 29, 2015, the $5.49 closing sale price of our Class A common stock on May 15, 2015 and the $6.01 closing sale price of our Class A common stock on June 1, 2015, the applicable vesting dates of the awards.

Potential Payments Upon Termination or Change in Control
Pursuant to the employment agreements with our named executive officers, upon certain terminations of employment or a change in control of the Company, our named executive officers are entitled to certain payments of compensation and benefits as described above under “Narrative Disclosure Relating to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements.” The table below reflects the amount of compensation and benefits that would have been payable to each named executive officer in the event that the named executive officer had experienced the following events as of December 31, 2015: (i) a termination for cause or resignation, or voluntary termination, (ii) involuntary termination, (iii) an involuntary termination that occurs in connection with a change in control, (iv) termination by reason of an executive’s death, or (v) termination by reason of an executive’s disability.
		Triggering Events
Name	Type of Payment	Voluntary Termination ($)	Involuntary Termination ($)	Involuntary Termination in Connection with a Change in Control(6) ($)	Death ($)	Disability ($)
Peter A. Cohen	Cash Severance(1)	0	5,946,697	5,946,697	1,046,697	1,046,697
	Equity Acceleration(2)	0	4,057,766	4,057,766	4,057,766	4,057,766
	Total	0	10,004,463	10,004,463	5,104,463	5,104,463
Jeffrey M. Solomon	Cash Severance(3)	0	9,165,826	9,165,826	4,278,506	4,278,506
	Equity Acceleration(2)	0	3,704,066	3,704,066	3,704,066	3,704,066
	Total	0	12,869,892	12,869,892	7,982,572	7,982,572
Stephen A. Lasota	Cash Severance	0	3,146,609(4)	4,146,609(5)	1,560,484(4)	1,560,484(4)
	Equity Acceleration(2)	0	907,871	907,871	907,871	907,871
	Total	0	4,054,480	5,054,480	2,468,355	2,468,355
John Holmes	Cash Severance	0	3,163,779(4)	4,163,779(5)	1,577,654(4)	1,577,654(4)
	Equity Acceleration(2)	0	907,871	907,871	907,871	907,871
	Total	0	4,071,649	5,071,649	2,485,525	2,485,525
Owen S. Littman	Cash Severance	0	3,146,609(4)	4,146,609(5)	1,560,484(4)	1,560,484(4)
	Equity Acceleration(2)	0	907,871	907,871	907,871	907,871
	Total	0	4,054,480	5,054,480	2,468,355	2,468,355

(1)
Includes the value of a cash payment equal to two times the sum of 2014 base salary ($1,900,000) plus the cash portion of 2014 annual bonus and the value of acceleration of unvested deferred cash compensation ($1,046,697, including interest accrued through December 31, 2015) of which is payable to Mr. Cohen pursuant to the terms of his employment agreement and deferred cash award agreement. Had Mr. Cohen experienced a termination by reason of death or disability, he would have been entitled to the value of acceleration of unvested deferred cash compensation ($1,046,697, including interest accrued through December 31, 2015).

(2)
Includes the value of acceleration of all unvested shares of restricted stock and SARs awards, based on a per share price of  $3.83 per share, which was the closing price of our Class A common stock on the NASDAQ Global Market on December 31, 2015. Pursuant to their employment agreements, the executives are entitled to immediate vesting of outstanding equity awards upon an involuntary termination or a termination by reason of death or disability. In addition, pursuant to the terms of the applicable award agreements, unvested equity awards will vest in the event that a change in control occurs and, following such change in control, the executive’s compensation or job responsibilities are reduced materially or the equity securities of the Company cease to trade on a national securities exchange.

(3)
Includes the value of a cash payment equal to the sum of  (i) the average of Mr. Solomon’s 2013 and 2014 annual bonus ($3,598,969), (ii) two and one-half times the sum of Mr. Solomon’s 2013 base salary

($950,000) and the average of the cash portion of Mr. Solomon’s 2013 and 2014 annual bonus (subject to a $3.25 million minimum and a $5 million limit), (iii) a cash payment equal to 24 months of COBRA premiums, and (iv) the value of acceleration of unvested deferred cash compensation ($524,030, including interest accrued through December 31, 2015), which is payable to Mr. Solomon pursuant to the terms of his employment agreement. Mr. Solomon is not entitled to enhanced cash severance payments if his employment is involuntarily terminated in connection with or following a change in control. Had Mr. Solomon experienced a termination by reason of death or disability, he would have been entitled to a cash payment equal to the sum of the amounts described under clauses (i), (iii), and (iv) above.
(4)
Includes the value of a cash payment equal to the sum of  (i) the average of the 2013 and 2014 annual bonus ($1,208,890) for Messrs. Lasota, Holmes and Littman), (ii) one and one-half times the average of 2013 and 2014 compensation for each of Mr. Lasota, Mr. Holmes and Mr. Littman as reported on Form W-2 (subject to a $1.5 million limit), (iii) a cash payment equal to 24 months of COBRA premiums ($57,099 for Mr. Lasota, $57,099 for Mr. Littman and $62,612 for Mr. Holmes), and (iv) the value of acceleration of unvested deferred cash compensation ($392,277 for each of Mr. Lasota, Mr. Holmes and Mr. Littman, including interest accrued through December 31, 2015), which is payable to Messrs. Holmes, Lasota and Littman pursuant to the terms of their employment agreements. Had Mr. Holmes, Lasota or Mr. Littman experienced a termination by reason of death or disability, each executive would have been entitled to a cash payment equal to the sum of the amounts described under clauses (i), (iii), and (iv) above.

(5)
Includes the value of the same cash severance payments that would have been payable to Messrs. Holmes, Lasota and Littman in connection with an involuntary termination of employment (as described above), except that the applicable multiplier for average W-2 compensation will be two and one-half times instead of one and one-half times, and the applicable limit will be $2.5 million instead of  $1.5 million. Pursuant to their employment agreements, Messrs. Holmes, Lasota and Littman will be entitled to receive this enhanced cash severance payment in the event of an involuntary termination of employment in connection with or following a change in control. In addition, pursuant to the terms of the applicable award agreements, each executive’s unvested deferred cash compensation will vest in the event that a change in control occurs and, following such change in control, the executive’s compensation or job responsibilities are reduced materially or the equity securities of the Company cease to trade on a national securities exchange.

(6)
Under the employment agreements with Messrs. Lasota, Holmes, Littman and Solomon, severance payable following a change in control would have been subject to a so-called “modified golden parachute cutback” provision pursuant to which “excess parachute payments” would be reduced to the extent such reduction would result in greater after-tax benefits.

SECURITY OWNERSHIP
Beneficial Ownership of Directors, Nominees and Executive Officers
The following table shows how many shares of our Class A common stock were beneficially owned as of April 26, 2016, by each of our directors and named executive officers and by all of our directors and named executive officers as a group. Unless otherwise noted, the stockholders listed in the table have sole voting and investment power with respect to the shares owned by them.
	Amount and Nature of Beneficial Ownership	Percent of Class
Executive Officers and Directors:
Peter A. Cohen	3,218,495	3.0%
Katherine E. Dietze	48,030(1)	*
Steven Kotler	10,000(2)	*
Jerome S. Markowitz	413,148(3)	*
Jack H. Nusbaum	233,445(4)	*
Douglas A. Rediker	0(5)	*
Jeffrey M. Solomon	1,052,778	*
Joseph R. Wright	103,217(6)	*
John Holmes	257,825	*
Stephen A. Lasota	388,743	*
Owen S. Littman	262,867	*
All directors and executive officers as a group (12 persons)	5,242,998	4.9%

*
corresponds to less than 1% of Cowen Group Class A common stock

(1)
The amount presented does not include 112,308 fully-vested RSUs that will be delivered to Ms. Dietze upon her retirement from the Board.

(2)
The amount presented does not include 115,350 fully-vested RSUs that will be delivered to Mr. Kotler upon his retirement from the Board.

(3)
The amount presented does not include 42,307 fully-vested RSUs that will be delivered to Mr. Markowitz upon the one-year anniversary of the grant date.

(4)
The amount presented does not include 30,957 fully-vested RSUs that will be delivered to Mr. Nusbaum upon the one-year anniversary of the grant date.

(5)
The amount presented does not include 19,348 fully-vested RSUs that will be delivered to Mr. Rediker upon his retirement from the Board.

(5)
The amount presented does not include 177,301 fully-vested RSUs that will be delivered to Mr. Wright upon his retirement from the Board.

Beneficial Owners of More than Five Percent of Our Class A common stock
Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as of April 26, 2016, the persons known by us to be beneficial owners of more than 5% of our Class A common stock were as follows:
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Ariel Investments, LLC(1) 200 East Randolph Drive Suite 2900 Chicago, IL 60601	11,318,713	10.66%
Fine Capital Partners, L.P.(2) 590 Madison Avenue, 27th floor New York, NY 10022	9,948,463	9.37%
Zazove Associates, LLC(3) 1001 Tahoe Boulevard Incline Village, NV 89451	9,072,560	8.54%
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	7,537,972	7.10%
The Vanguard Group(5) 100 Vanguard Boulevard Malvern, PA 19355	6,878,275	6.48%
Lazard Asset Management LLC(6) 30 Rockefeller Plaza New York, NY 10112	5,750,000	5.41%

(1)
This information is based on a Schedule 13G filed with the SEC on March 9, 2016 by Ariel Investments, LLC.

(2)
This information is based on a Schedule 13G filed with the SEC on February 16, 2016 by Fine Capital Partners, L.P.

(3)
This information is based on a Schedule 13G filed with the SEC on February 8, 2016 by Zazove Associates, LLC.

(4)
This information is based on a Schedule 13G filed with SEC on January 26, 2016 by BlackRock, Inc. The beneficial ownership indicated above represents the aggregate beneficial ownership of BlackRock, Inc., and its subsidiaries, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A. and BlackRock Investment Management, LLC.

(5)
This information is based on a Schedule 13G filed with the SEC on February 10, 2016 by the Vanguard Group.

(6)
This information is based on a Schedule 13G filed with the SEC on February 5, 2016 by Lazard Asset Management LLC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons holding 10% or more of our Class A common stock to file initial reports of ownership of our securities and reports of changes in ownership of our securities with the SEC. Based on a review of copies of such reports provided to us and on written representations from our executive officers and directors, we believe that all Section 16(a) filing and disclosure requirements applicable to our executive officers and directors for 2015 have been satisfied.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Compensation Committee Interlocks and Insider Participation
The Compensation Committee is comprised entirely of non-employee directors, none of whom has ever been an officer or employee of the Company and none of whom had any related person transaction involving the Company. None of our executive officers (1) served as a member of the board of directors or compensation committee of any other entity that had one or more of its executive officers serving as a member of our Compensation Committee or (2) served as a member of the compensation committee of any other entity that had one or more of its executive officers serving as a member of our Board during 2015.
Transactions in which Related Persons have a Material Interest
Side-by-Side Investments
To the extent permissible by applicable law, our executive officers, directors and certain eligible employees, as well as such individuals’ immediate family members and other investors they refer to us, have historically been permitted to invest their own capital either directly in, or in side-by-side investments or managed accounts with, our alternative investment management funds and certain proprietary investment vehicles established by our broker-dealer segment. Side-by-side investments are investments in assets substantially similar to the investments of the applicable fund and the managed accounts are accounts that invest in the asset classes covered by our alternative investment business. Direct investment in managed accounts or side-by-side investments with, our funds by such individuals are generally made on the same terms and conditions as the investments made by other third party investors in the funds, except that such investments are subject to discounted management and performance fees.
Employment Arrangements
Andrew Cohen, the son of Peter A. Cohen, is a Managing Director of Ramius, and earned approximately $2,134,409 in 2015. Kyle Solomon, the brother of Jeffrey M. Solomon, is a Managing Director of Cowen and Company and earned approximately $1,014,109 in 2015.
Review and Approval of Transactions with Related Persons
To minimize actual and perceived conflicts of interests, our board of directors has adopted a written policy governing transactions in which the Company is a participant, the aggregate amount involved is reasonably expected to exceed $120,000, and any of the following persons has or may have a direct or indirect material interest in the transaction: (a) our executive officers, directors (including nominees) and certain other highly compensated employees, (b) stockholders who own more than 5% of our Class A common stock, and (c) any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law or person (other than a tenant or employee) sharing the same household of any person described in (a) or (b) above. These transactions will be considered “related person transactions.”
Unless exempted from such policy as described below, the policy requires that related person transactions must be reported to our General Counsel or Chief Compliance Officer who will then submit the related person transaction for review by our Audit Committee. The Audit Committee will review all relevant information available to it and will approve or ratify only those related person transactions that it determines are not inconsistent with the best interests of the Company. If our General Counsel or Chief

Compliance Officer determines that advance approval of a related person transaction is not practicable under the circumstances, the Audit Committee will review, and, in its discretion, may ratify the related person transaction at its next meeting, or at the next meeting following the date that the related person transaction comes to the attention of our General Counsel or Chief Compliance Officer. However, the General Counsel or Chief Compliance Officer may present a related person transaction that arises between Audit Committee meetings to the Chair of the Audit Committee, who will review and may approve the related person transaction, subject to the Audit Committee’s ratification at its next meeting.
It is anticipated that any related person transaction previously approved by the Audit Committee or otherwise already existing that is ongoing will be reviewed annually by the Audit Committee to ensure that such transaction has been conducted in accordance with the previous approval granted by the Audit Committee, if any, and that all required disclosures regarding the related person transaction are made.
In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the board anticipates it will determine that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of the policy:
•
interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of  $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction;

•
a transaction with a significant stockholder, or such stockholder’s immediate family members, who has a current Schedule 13G filed with the SEC with respect to such stockholder’s ownership of our securities; and

•
a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Committee Report
The primary function of our Audit Committee is oversight of our financial reporting process, publicly filed financial reports, internal accounting and financial and operational controls, and the independent audit of the consolidated financial statements. The consolidated financial statements of Cowen Group, Inc. for the year ended December 31, 2015, were audited by PricewaterhouseCoopers LLP, independent registered public accounting firm for the Company.
As part of its activities, the Audit Committee has:
1.
Reviewed and discussed with management and the independent registered public accounting firm the company’s audited financial statements;

2.
Discussed with the independent registered public accounting firm the matters required to be communicated under Auditing Standard No. 16 (Communications with Audit Committees);

3.
Received the written disclosures and letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526 (Communications with Audit Committees Concerning Independence) regarding their communications with the Audit Committee concerning independence and discussed and confirmed with PwC, the firm’s independence from the Company and management; and

4.
Discussed with PricewaterhouseCoopers LLP their independence.

Management is responsible for the Company’s system of internal controls and the financial reporting process. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report thereon. Our Committee’s responsibility is to monitor and oversee these processes.
Based on the foregoing review and discussions and a review of the report of PricewaterhouseCoopers LLP with respect to the consolidated financial statements, we have recommended to the Board of Directors of Cowen Group, Inc. the inclusion of the audited consolidated financial statements in Cowen Group Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.
Audit Committee of the Board of Directors of Cowen Group, Inc.
Katherine E. Dietze, Chair
Steven Kotler
Joseph R. Wright

Independent Registered Public Accounting Firm Fees and Other Matters
The following table presents the aggregate fees billed for services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for the fiscal years ended December 31, 2015 and December 31, 2014.
	2015	2014
Audit Fees(1)	$4,686,513	$4,219,480
Audit-Related Fees(2)	169,960	176,259
Tax Fees(3)	502,237	506,611
Total	$5,358,710	$4,902,350

(1)
Audit fees for the year ended December 31, 2015, consisted of fees billed for the integrated audit of our financial statements, statutory audits of certain consolidating entities and subsidiaries, including audits of acquisitions by the Company during the year, and quarterly reviews of our financial statements.

(2)
Audit-Related Fees consisted of fees for services that are reasonably related to the performance of the audit and the review of our financial statements and that are not reported under “Audit Fees.” Audit-Related fees consisted primarily of fees billed for accounting advisory services, procedures performed for SSAE 16 reports and due diligence services.

(3)
Tax fees consisted of fees for tax compliance and tax advisory services related to the Company and certain consolidating entities and subsidiaries.

Auditor Services Pre-Approval Policy
The Audit Committee has adopted an Audit Committee Policy Regarding Outside Auditor Services which includes a pre-approval policy that applies to services performed for the Company by our independent registered public accounting firm. In accordance with this policy, we may not engage our independent registered public accounting firm to render any audit or non-audit service unless the service was approved in advance by the Audit Committee or the engagement is entered into pursuant to the pre-approval policies and procedures described below. However, no pre-approval is required with respect to services (other than audit, review or attest services) if  (i) the aggregate amount of all such services is no more than 5% of the total amount paid by us to the independent registered public accounting firm during the fiscal year in which the services are provided, (ii) such services were not recognized at the time of engagement to be non-audit services and (iii) such services are promptly brought to the attention of the Audit Committee and approved by either the Audit Committee or the Chair of the Audit Committee prior to completion of the audit. During the 2014 fiscal year, no fees were approved by the Audit Committee pursuant to this exemption.
The pre-approval policy delegates to the Chair of the Audit Committee the authority to pre-approve any audit or non-audit services, provided that any approval by the Chair is reported to the Audit Committee at the Audit Committee’s next regularly scheduled meeting. The Audit Committee may also pre-approve services that are expected to be provided to the Company by the independent registered public accounting firm during the next 12 months and at each regularly scheduled meeting of the Audit Committee, management or the independent registered public accounting firm must report to the Audit Committee each service actually provided to the Company pursuant to the pre-approval.
Our Audit Committee has determined that the provision of the non-audit services described in the table above was compatible with maintaining the independence of our independent registered public accounting firm. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the registered public accounting firm’s independence.

ITEM 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the year ending December 31, 2016. While it is not required to do so, our Board of Directors is submitting the selection of PricewaterhouseCoopers LLP for ratification in order to ascertain the views of our stockholders with respect to the choice of audit firm. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will be available to answer stockholder questions and will have the opportunity to make a statement if they desire to do so. PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the year ended December 31, 2015.
The Board of Directors recommends that you vote “FOR” ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Cowen Group, Inc. and our subsidiaries for the year ending December 31, 2016. The affirmative vote of the holders of a majority of our outstanding shares of Class A common stock voting on the proposal is required to ratify this selection. Proxies will be voted “FOR” ratification of this selection unless otherwise specified.

ITEM 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers at least once every three years. At the 2011 annual meeting, our stockholders followed the recommendation of the Board of Directors to hold an advisory vote on executive compensation once every three years. In 2014, our Board of Directors determined that our stockholders should vote on a say-on-pay proposal annually to provide the Company with stockholder feedback on our evolving compensation practices. Accordingly, the Company is seeking your vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Please note that your vote is advisory and therefore will not be binding on the Board of Directors, the Compensation Committee or the Company. However, we intend to take the voting results into consideration when making future decisions regarding executive compensation.
As discussed in the Company’s “Compensation Discussion and Analysis,” we seek to closely align the interests of executive officers with those of the Company’s stockholders. In addition, a substantial portion of the total compensation for each named executive officer is delivered on a pay-for-performance basis and is determined in light of general economic and specific company, industry and competitive conditions. As such, we believe our compensation program provides the right balance of competitive pay and meaningful incentives to align our executives’ interests with the interests of our stockholders and enable us to retain talented executives to support our business objectives. Therefore, the Board of Directors unanimously supports the Company’s executive compensation program and recommends that stockholders vote in favor of the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure, is hereby APPROVED.”
The Board unanimously recommends a vote “FOR” the approval, on an advisory (non-binding) basis, of the compensation paid to our named executive officers, as disclosed in this proxy statement.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes, as of December 31, 2015, the number of shares of our common stock to be issued upon exercise of outstanding options granted under our 2010, 2007 and 2006 Equity and Incentive Plans, the weighted-average exercise price of such options, and the number of shares remaining available for future issuance under the plans for all awards as of December 31, 2015.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under the Equity Compensation Plans (Excluding Shares in First Column)
Equity compensation plans approved by security holders	16,667	4.89	849,726
Equity compensation plans not approved by security holders	None	N/A	None

(1)
This number is based on the 47,710,380 shares authorized for issuance under the Company’s Equity and Incentive Plans as of December 31, 2015. In addition to the 16,667 shares to be issued upon the exercise of outstanding options to purchase our common stock, 15,116,737 shares of restricted stock, common stock and RSUs were issued under the plans and were outstanding as of December 31, 2015. All of the 849,726 shares available for future issuance under the plans as of December 31, 2015, may be granted in the form of restricted stock, RSUs, options or another equity-based award authorized under the plans. On January 1, 2016, 7,873,991 million were added to the shares available under the 2010 Plan to bring the total equal to 7.5% of the Company’s outstanding shares of stock. As of April 26, 2016, we had 1,132,085 shares remaining under the equity plans, which exclude shares reserved for issuance based on certain performance criteria in existing agreements.

ITEM 4 — REVERSE STOCK SPLIT
General
On April 27, 2016, our Board of Directors unanimously approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split, as described below. The Board of Directors further directed that the reverse stock split be submitted to the holders of our Class A common stock for approval at the annual meeting. If approved, the reverse stock split would permit (but not require) the Board of Directors to effect a 1-for-4 reverse stock split of the Class A common stock at any time prior to June 30, 2017. There are currently no shares of our Class B common stock outstanding, but if any Class A common stock is converted to Class B common stock prior to the Effective Time, as defined below, the outstanding Class B common stock will also undergo a 1-for-4 reverse stock split.
If the reverse stock split is approved by stockholders and the Board of Directors determines that it is advisable and in the best interests of Cowen and its stockholders, the Company will execute and submit to the Delaware Secretary of State for filing the certificate of amendment of the Amended and Restated Certificate of Incorporation providing for the reverse stock split, which will become effective at the close of business on the date the certificate of amendment is accepted for filing by the Secretary of State (the “Effective Time”). The certificate of amendment would also reduce the authorized number of shares of our Class A common stock from 250,000,000 to 62,500,000 and the authorized number of shares of our Class B common stock from 250,000,000 to 62,500,000. The Board will determine the exact timing of the filing of the certificate of amendment based on its evaluation regarding when such action is the most advantageous to the Company and its stockholders. In addition, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reverse stock split if, at any time prior to filing the certificate of amendment, the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and best interests of its stockholders to proceed with the reverse stock split. If the certificate of amendment effecting the reverse stock split has not been filed with the Delaware Secretary of State by the close of business on June 30, 2017, the Board of Directors will abandon the reverse stock split.
We believe that enabling the Board of Directors with the discretion regarding whether and when to implement the reverse stock split will provide us with the flexibility to do so in a manner most advantageous to the Company and its stockholders. In determining whether and when to implement the reverse stock split, the Board of Directors may consider the following factors, among others:
•
the historical trading price and trading volume of the Company’s Class A common stock;

•
the number of shares of the Company’s Class A common stock outstanding;

•
the then-prevailing trading price and trading volume of the Company’s Class A common stock and the anticipated impact of the reverse stock split on the trading market for the Class A common stock; and

•
prevailing general market and economic conditions.

If Class A common stockholders approve the reverse stock split and the Board of Directors implements it, the certificate of amendment to be filed with the Delaware Secretary of State would amend the first paragraph of Article IV of Cowen’s Amended and Restated Certificate of Incorporation to replace the first sentence with the following language:
“ARTICLE IV.
The total number of shares of all classes of stock which the Corporation shall have authority to issue is 135,000,000 shares, which shall consist of: (i) 62,500,000 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”); (ii) 62,500,000 shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”); and (iii) 10,000,000 shares of undesignated preferred stock, par value $0.01 per share (the “Preferred Stock”). Upon the filing and effectiveness pursuant to the Delaware General Corporation Law of this Certificate of Amendment (“Effective Time”), each four (4) shares of Class A Common Stock issued and outstanding immediately prior to the Effective Time shall be combined and changed into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock without any further action by the corporation or the holder thereof, and each four (4) shares of Class B Common Stock issued and outstanding immediately prior to the Effective Time shall be combined and changed into one (1) validly issued, fully paid and non-assessable share of Class B Common Stock without any further action by the corporation or the holder thereof  (the “reverse stock split”). Any fractional shares resulting from the reverse stock split will not be issued (except as permitted below), but will be paid out in cash (without interest or deduction) in the amount equal to the number of shares exchanged into such fractional share multiplied by the closing trading price of our Class A common stock on the NASDAQ Global Select on the trading day immediately before the Effective Time.”
The remaining text of Article IV of Cowen’s Amended and Restated Certificate of Incorporation would remain unchanged.
Reasons for the Reverse Stock Split
The Board is submitting the reverse stock split for approval with the primary intent of increasing the market price per share of our Class A common stock. The Board of Directors believes that a higher price per share could result in greater interest in Cowen’s common stock among institutional owners, members of the financial community and the investing public.
Reducing the number of outstanding shares of our Class A common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Class A common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our Class A common stock will increase following the reverse stock split or that the market price of our Class A common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Class A common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our Class A common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.
Potential Effects of the Reverse Stock Split
If stockholders approve the reverse stock split, there will be no impact unless and until the Board of Directors determines to implement it. The reverse stock split, once implemented, would affect all of Cowen’s Class A common stockholders but would not affect any stockholder’s percentage ownership interests or proportionate voting power, except as described below under “Fractional Shares.” There are currently no shares of any Class B common stock outstanding, but if there were to be outstanding Class B common stock prior to the Effective Time, the reverse stock split, once implemented, would affect all of Cowen’s Class B common stockholders but would not affect any stockholder’s percentage ownership interests or proportionate voting power, except as described below under “Fractional Shares.”
The principal effects of the reverse stock split would be that:
•
four shares of outstanding Class A common stock would be reclassified and combined into one share of Class A common stock;

•
four shares of outstanding Class B common stock would be reclassified and combined into one share of Class B common stock;

•
the total number of outstanding shares of Class A common stock would be decreased by a factor of four;

•
the total number of outstanding shares of Class B common stock would be decreased by a factor of four;

•
the total number of authorized shares of Class A common stock would decrease from 250,000,000 to 62,500,000;

•
the total number of authorized shares of Class B common stock would decrease from 250,000,000 to 62,500,000;

•
the conversion price of our convertible securities and the number of shares reserved for issuance upon conversion or exercise will be adjusted in accordance with their terms based on the 1-for-4 reverse stock split ratio;

•
appropriate adjustments will be made to equity awards, plans and other securities convertible into shares of our common stock granted under our plans to maintain the economic value of the awards;

•
the number of shares reserved for issuance under our equity plans (as amended from time to time) will be reduced proportionately based on the 1-for-4 reverse stock split ratio (and any other appropriate adjustments or modifications will be made under the plans); and

•
based on the 1-for-4 reverse stock split ratio, to maintain the economic value of outstanding equity awards, the per share exercise price, if any, applicable to such awards would be increased proportionately, and the number of shares of Class A common stock issuable upon the vesting, exercise or settlement, as applicable, of such awards would be decreased proportionately.

Because the reverse stock split, if implemented, would result in a reduction of the number of outstanding shares of our Class A common stock, it would be accompanied by a significant reduction in the number of shares of common stock that our Board is authorized to issue. The reverse stock split would not affect the number of shares of preferred stock the we may issue, which would remain at 10,000,000 shares. Although the number of outstanding shares of common stock would decrease following the proposed reverse stock split, we do not intend for the reverse stock split to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934. The reverse stock split would not affect the terms of or par value of the Class A common stock or Class B common stock. The reverse stock split will not affect the public registration of the Class A common stock under the Securities Exchange Act of 1934.
Except for minor adjustments that may result from the treatment of fractional shares as described below, the reverse stock split will not have any dilutive effect on our stockholders since each stockholders would hold the same percentage of our Class A common stock outstanding immediately following the reverse split as such stockholder held immediately prior to the reverse split. After the reverse stock split, all shares of Class A common stock would have the same voting rights, and rights to dividends and other distributions (if any) by Cowen.
We estimate that after the implementation of the reverse stock split, we will have approximately the same number of stockholders. However, the reverse stock split may result in some stockholders owning less than 100 shares of Class A common stock, which are known as “odd lots.” Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.
The reverse stock split, if implemented, will concurrently reduce the authorized number of shares of Cowen’s Class A common stock from 250,000,000 to 62,500,000 and Class B common stock from 250,000,000 to 62,500,000. Accordingly, the additional authorized shares of common stock will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by our stockholders, except as required by applicable laws and regulations. The Board believes that the availability of additional authorized shares of Class A common stock will provide it with additional flexibility. We currently do not have any plan, commitment, arrangement, understanding or agreement, either written or oral, to issue any shares of additional authorized Class A common stock, however, the additional shares of Class A common stock would be available for issuance by action of the Board without the need for further action by our stockholders, unless stockholder action is specifically required by applicable law. There will be 10,000,000 shares of undesignated preferred stock, which will remain unchanged.
Risks Associated with the Reverse Stock Split
Reducing the number of outstanding shares of our Class A common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our Class A common stock.

However, other factors, such as our financial results, market conditions and the market perception of our business and industry may adversely affect the market price of our Class A common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our Class A common stock will increase following the reverse stock split or that the market price of our Class A common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our Class A common stock. Accordingly, the total market capitalization of our Class A common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.
Effect of the Reverse Stock Split on Holders of Outstanding Common Stock
As of the Record Date for the 2016 annual meeting, April 26, 2016, we had 106,188,233 shares of Class A common stock outstanding and the authority to issue an aggregate of 250,000,000 Class A shares. As of April 16, 2016, we had no outstanding Class B common stock and the authority to issue an aggregate of 250,000,000 Class B shares. The approximate number of shares of Class A common stock issued and outstanding that would result from the 1-for-4 reverse stock split ratio as of the Record Date (without giving effect to the treatment of fraction shares) would be 26,547,058. The number of Class A common stock authorized for issuance that will result from the 1-for-4 reverse stock split ratio is 62,500,000. The approximate number of Class B common stock authorized for issuance that will result from the 1-for-4 reverse stock split ratio is 62,500,000. If the Board elects to abandon or otherwise to not affect the reverse stock split for whatever reason, we will also abandon the reduction in number of authorized shares of Class A common stock and Class B common stock.
Fractional Shares
No fractional shares of Class A common stock will be issued in connection with the reverse stock split. Stockholders who would otherwise be entitled to receive a fractional share due to holding a number of shares not evenly divisible by four would receive cash in lieu of a fractional share. The cash amount to be paid to each such stockholder will be paid out (without interest or deduction) in an amount equal to the number of whole shares exchanged into such fractional share multiplied by the closing trading price of our Class A common stock on the NASDAQ Global Select Market on the trading day immediately before the certificate of amendment is filed with the Delaware Secretary of State.
If a stockholder who holds shares in certificated form is entitled to a payment in lieu of any fractional share interest, the stockholder will receive a check as soon as practicable after the effective time and after the stockholder has submitted an executed letter of transmittal and surrendered all stock certificates, as described below in “Exchange of Stock Certificates.” Stockholders who hold shares of Class A common stock with a broker, bank or other nominee should contact their broker, bank or other nominee for information on the treatment and processing of fractional shares. By signing and cashing the check, stockholders will warrant that they owned the shares of Class A common stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. Stockholders will not be entitled to receive interest for the period of time between the effective time and the date payment is received.
Exchange of Stock Certificates
If the stockholders approve the reverse stock split and the Board of Directors implements it, the combination of, and reduction in, the number of shares of our outstanding Class A common stock as a result of the reverse stock split will occur automatically on the date that the certificate of amendment is filed with the Delaware Secretary of State, without any action by stockholders and without regard to the date that stock certificates representing the outstanding shares of our common stock prior to the effective time are physically surrendered for new stock certificates.
Our transfer agent will mail a letter of transmittal to each holder of record of certificates for our Class A common stock to be used in forwarding the certificates for surrender and exchange for certificates representing the number of shares of our common stock the stockholder is entitled to receive as a result of the reverse stock split, as soon as practicable after the effective time. The letter of transmittal will contain instructions on how a stockholder should surrender the certificate(s) representing shares of Class A common stock to the transfer agent in exchange for certificates representing the appropriate number of shares of post-reverse stock split common stock. No post-split certificates will be issued to a stockholder until the stockholder has surrendered all pre-split certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. There will be no fee for exchanging certificates. Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.
If your shares of Class A common stock are held in book-entry form with the transfer agent, meaning you do not have stock certificates evidencing your ownership of the Class A common stock and receive a statement reflecting the number of shares registered in your accounts, you will not need to take action to receive shares of post-reverse stock split Class A common stock. The exchange will be automatic and you will receive cash in lieu of fractional shares.
If you are a beneficial owner of Class A common stock held by a broker, bank or other nominee (i.e., in “street name”), you will be treated in the same manner as stockholders whose shares are registered in their names. Brokers, banks and other nominees will be instructed to effect the reverse stock split for their beneficial holders holding Class A common stock in street name. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If your shares are held in street name and you have any questions in this regard, we encourage you to contact your broker, bank or other nominee.
Certain Federal Income Tax Consequences of the Reverse Stock Split
The following is a summary of certain United States federal income tax consequences of a reverse stock split. It does not address any state, local or foreign income or other tax consequences. It applies to you only if you held pre-reverse stock split Cowen Class A common stock shares and post-reverse stock split Cowen Class A common stock shares as capital assets for tax purposes. This section does not apply to (i) persons that may be subject to special treatment under United States federal income tax laws, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Class A common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, and (iii) non-U.S. holders (as defined below) who have owned, directly or by attribution, more than 5% of our Class A common stock during the shorter of the five-year period preceding the reverse stock split or the non-U.S. holder’s holding period for the shares of our Class A common stock. This section is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis, which could have a material effect on the U.S. federal income tax consequences of the reverse stock split.
If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Class A common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Class A common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.
Please consult your own tax advisor concerning the consequences of a reverse stock split in your particular circumstances under the Code and the laws of any other taxing jurisdiction.
U.S. Federal Income Tax Consequences to U.S. Holders.    A U.S. holder, as used herein, means a beneficial owner of our Class A common stock that is (i) an individual or resident of the United States for United States federal income tax purposes; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, if  (a) a court within the United States can exercise primary supervision over the administration of the trust and one or more U.S. persons are authorized to control all substantial decisions of the trust or (b) a valid election is in effect under applicable Treasury Regulations to treat such trust as a United States person. This discussion applies only to U.S. holders.

Other than with respect to any cash payments received in lieu of fractional shares discussed below, no gain or loss will be recognized by a U.S. holder upon such holder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to a reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a new share deemed to have been received) will be the same as the holder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. In general, U.S. holders who receive cash in exchange for their fractional share interests in the post-reverse stock split shares as a result of a reverse stock split will be deemed for U.S. federal income tax purposes to have first received the fractional share interests and then to have had those fractional share interests redeemed for cash. The U.S. holder’s holding period for the post-reverse stock split shares will include the period during which the holder held the pre-reverse stock split shares surrendered in the reverse stock split. For purposes of the above discussion of the basis and holding periods for shares of Class A common stock, U.S. holders who acquired different blocks of Class A common stock at different times or at different prices must calculate their basis and holding periods separately for each identifiable block of such stock surrendered in the reverse stock split.
The receipt of cash instead of a fractional share of Class A common stock by a U.S. holder of Class A common stock will generally result in a taxable gain or loss equal to the difference between the amount of cash received and the holder’s adjusted federal income tax basis in the fractional share. In general, gain or loss will constitute a capital gain or loss, and will constitute long term capital gain or loss if the U.S. holder’s holding period is greater than one year as of the effective date of the reverse stock split. There are limits on the deductibility of capital losses for both corporate and noncorporate holders.
U.S. Information Reporting and Backup Withholding.    Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our Class A common stock pursuant to the reverse stock split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.
U.S. Federal Income Tax Consequences to Non-U.S. Holders.    Generally, a non-U.S. holder, defined as any beneficial owner of Class A common stock that is neither a U.S. holder nor a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, will not be subject to U.S. federal income tax on gain recognized on a deemed disposition of fractional shares for cash unless (i) the gain is “effectively connected” with the conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment or fixed base maintained in the United States by the Non-U.S. Holders, if that is required by an applicable income tax treaty as a condition for being subjected to United States federal income tax on a net income basis, or (ii) the holder is an individual, is present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist. A corporate non-U.S. holder’s “effectively connected” recognized gains may also, under certain circumstances, be subject to an additional “branch profits tax” on earnings and profits for the taxable year that are effectively connected to the conduct of a trade or business within the United States at a 30 percent gross rate (or at a lower rate if the holder is eligible for the benefits of an income tax treaty that provides for a lower rate). Non-U.S. Holders should consult their own tax advisors regarding these rules.
U.S. Information Reporting and Backup Withholding.    In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our Class A common stock to a non-U.S. holder pursuant to the reverse stock split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our Class A common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

Tax Consequences to Cowen
Cowen will not recognize any gain or loss as a result of any reverse stock split.
Accounting Matters
The proposed amendment to Cowen’s Amended and Restated Certificate of Incorporation will not affect the par value of the Class A common stock per share, which will continue to have a par value of  $0.01 per share or the par value of the Class B common stock per share, which will continue to have a par value of $0.01 per share As a result, as of the effective time, the stated capital attributable to Class A common stock and the additional paid-in capital account on our balance sheet will not change due to the reverse stock split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding. In future financial statements, we would restate net income or loss and other per share amounts for periods ending before a reverse stock split to give retroactive effect to the reverse stock split.
Dissenters’ Rights
Under Delaware law and our Amended and Restated Certificate of Incorporation, holders of the common stock will not be entitled to appraisal or other dissenters’ rights with respect to the reverse stock split.
The Board of Directors unanimously recommends that you vote FOR the reverse stock split.
STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING
In order for a stockholder proposal, including a director nomination, to be considered for inclusion in our proxy statement for the 2017 annual meeting of stockholders, the written proposal must be received at our principal executive offices on or before January 2, 2017. However, in the event that the next annual meeting of stockholders is called for a date that is not within 30 days before or after the first anniversary of the date of this year’s annual meeting, the proposal must be received no later than a reasonable time before the Company begins to print and mail its proxy materials.
The proposal should be addressed to Cowen Group, Inc., Attention: Corporate Secretary, 599 Lexington Avenue, New York, New York, 10022. The proposal must comply with SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.
In accordance with our bylaws, a stockholder who wishes to present a proposal for consideration at the 2017 annual meeting must deliver a notice of the matter the stockholder wishes to present to our principal executive offices in New York, New York, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s annual meeting. Accordingly, any notice given by or on behalf of a stockholder pursuant to these provisions of our bylaws (and not pursuant to Rule 14a-8 of the SEC) must be received no earlier than February 3, 2017, and no later than March 6, 2017. However, in the event that the next annual meeting of stockholders is called for a date that is not within 30 days before or after the first anniversary of the date of this year’s annual meeting, the notice must be received no later than the close of business on the tenth day following the day on which notice of the 2016 annual meeting was mailed or public disclosure of the date of the 2016 annual meeting was made, whichever occurs first. The notice should include (i) a brief description of the business desired to be brought before the 2017 annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder, (iii) the class or series and number of shares of capital stock of the Company beneficially owned or owned of record by the stockholder, (iv) a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal and any material interest of the stockholder in such business and (v) a representation that the stockholder intends to appear in person or by proxy at the 2017 annual meeting to bring such business before the meeting.
ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K
Our 2015 Annual Report to Stockholders, including financial statements for the year ended December 31, 2015, accompanies this proxy statement. Stockholders may obtain an additional copy of our Annual Report and/or a copy of our Form 10-K filed with the SEC for the year ended December 31, 2015, without charge by viewing these documents on our website at www.cowen.com or by writing to Cowen Group, Inc., Attention: Investor Relations, 599 Lexington Avenue, New York, New York, 10022.
HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” aims to provide extra convenience for stockholders and cost savings for companies. Currently, only brokers household our proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please contact your broker. Any householded stockholder may request a copy of the proxy statement and/or annual report by contacting us in writing or by telephone at Cowen Group, Inc., Attention: General Counsel, 599 Lexington Avenue, New York, New York, 10022, (212) 201-4841. Promptly upon written or oral request, we will deliver a separate copy of our annual report and/or proxy statement to a stockholder at a shared address to which a single copy of either document was delivered.
OTHER MATTERS
We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the meeting, the persons named as proxies on the enclosed proxy card will vote as they deem in the best interests of Cowen Group, Inc.

PRELIMINARY - SUBJECT TO COMPLETION

COWEN GROUP

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., EDT, on June 14, 2016.

Vote by Internet

- Go to **www.investorvote.com/COWN**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the nominees listed and FOR Proposal 2, 3 and 4.

1. Elect eight members to the Board of Directors, each for a one-year term.

	For	Withhold		For	Withhold		For	Withhold
01 - Peter A. Cohen	☐	☐	02 - Katherine E. Dietze	☐	☐	03 - Steven Kotler	☐	☐
04 - Jerome S. Markowitz	☐	☐	05 - Jack H. Nusbaum	☐	☐	06 - Douglas A. Rediker	☐	☐
07 - Jeffrey M. Solomon	☐	☐	08 - Joseph R. Wright	☐	☐			

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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